Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          NOMURA HOME EQUITY LOAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                OR ORGANIZATION)

                                   20-2748651
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                2 World Financial Center, Building B, 21st Floor
                            New York, New York 10281
                                 (212) 667-9300
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               EXECUTIVE OFFICES)

                          The Corporation Trust Company
                          The Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)
                                ----------------
                                   Copies to:
Juliet F. Buck, Esq.                                 Serena M. Mentor, Esq.
Nomura Home Equity Loan, Inc.                        Thacher Proffitt & Wood LLP
2 World Financial Center, Building B, 21st Floor     Two World Financial Center
New York, New York 10281                             New York, New York 10281


================================================================================

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

======================================= =================== ================== ===================== ===============
   Title of securities registration        Amount being     Proposed maximum     Proposed maximum    Amount of fee
           being registered               registered(1)      offering price     aggregate offering
                                                               per unit(1)           price(1)

      Asset-Backed Pass-Through
 Certificates and Asset-Backed Notes,
           issued in Series               $1,000,000.00           100%            $1,000,000.00         $107.00
======================================= =================== ================== ===================== ===============

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.



             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                Items and Captions in Form S-3                               Location in Prospectuses
1.   Forepart of  Registration  Statement  and  Outside  Front  Forepart of Registration Statement and Outside
     Cover Page of Prospectus.................................  Front Cover Page of Prospectus Supplements**

2.   Inside Front and Outside Back Cover Pages of Prospectus    Inside Front Cover Page of Prospectus Supplements
                                                                and Basic Prospectuses and Outside Back Cover Page
                                                                of Prospectuses**

3.   Summary  Information,  Risk Factors and Ratio of Earnings  Summary and Risk Factor sections of Basic to Fixed Charges.........................................  Prospectus and each of Prospectus Supplement;
                                                                Special Considerations

4.   Use of Proceeds..........................................  Use of Proceeds**

5    Determination of Offering Price..........................  *

6.   Dilution.................................................  *

7.   Selling Security Holders.................................  *

8.   Plan of Distribution.....................................  Method of Distribution**

9.   Description of Securities to Be Registered...............  Outside Front Cover Page of Prospectus Supplements;
                                                                Summary sections of Prospectus Supplements and
                                                                Basic Prospectus; Description of the Trust Funds;
                                                                Description of the Certificates or Description of
                                                                the Notes**

10.  Interests of Named Experts and Counsel...................  *

11.  Material Changes.........................................  Financial Information

12.  Incorporation of Certain Information by Reference........  Incorporation of Certain Information by Reference


13.  Disclosure of Commission Position on Indemnification       for See page II-4
     Securities Act Liabilities...............................

* Answer negative or item inapplicable.
** To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction and (ii) two forms of prospectus supplement (one form to be used in offering a Series of Asset-Backed Certificates and the second form to be used in offering Asset-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

                       Contents of Registration Statement
                       ----------------------------------



Forms of Prospectus Supplement:

Version 1: Form of Prospectus Supplement relating to a typical
  Series of Asset-Backed Pass-Through Certificates.......................

Version 2: Form of Prospectus Supplement relating to an offering of Asset-Backed Notes..................................................





Basic Prospectus:

         Form of Basic Prospectus for use in a residential or
           multifamily transaction .....................................

--------------------------------------------------------------------------------
THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS
SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION, DATED _______ ___, 2006                       (VERSION 1)

          SUPPLEMENT TO PROSPECTUS DATED _________, 2006

                               $_________________
                                  (Approximate)

             Asset Backed Pass-Through Certificates, Series __-____

                         NOMURA HOME EQUITY LOAN, INC.,
                      HOME EQUITY LOAN TRUST, SERIES ___-__
                                 Issuing Entity

                          NOMURA HOME EQUITY LOAN, INC.
                                    Depositor

                          NOMURA CREDIT & CAPITAL, INC.
                                     Sponsor

                               [NAME OF SERVICERS]
                                    Servicers

                            [NAME OF MASTER SERVICER]
                  Master Servicer and Securities Administrator


--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on Page S-__ in this prospectus supplement.

The certificates will represent interests in the Issuing Entity only and will not represent interests in or obligations of the Sponsor, the Depositor, Nomura Securities International, Inc., the Servicers, the Trustee or any of their respective affiliates.Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [___].

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuer is offering the following classes of certificates pursuant to this prospectus and the accompanying prospectus supplement:

            APPROXIMATE                               APPROXIMATE
              INITIAL          INITIAL                  INITIAL          INITIAL
             PRINCIPAL      PASS-THROUGH               PRINCIPAL      PASS-THROUGH
  CLASS      BALANCE(1)         RATE        CLASS     BALANCE(1)          RATE
--------   -------------   ---------------  -----   -------------    ---------------
____       $               Variable(2) (3)  ____    $                _____%(3)(4)(5)
____       $               ______%(3)       ____      Notional(6)    _____%(3)(7)
____       $               ______%(3)        M-1    $                _____%(3)(4)
____       $               ______%(3)(5)     M-2    $                _____%(3)(4)
____       $               ______%(3)(4)(5)  M-3    $                ______%(3)(4)
____       $               ______% (3)(4)

Nomura Home Equity Loan, Inc., Home Equity Loan Trust Series ___-___ (the "TRUST") will issue 14 classes of certificates, 11 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial principal balance and initial pass-through rate of each class.

Nomura Securities International, Inc. (the "UNDERWRITER") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  [NOMURA LOGO]

          The date of this prospectus supplement is ____________, 2006

(1)      Approximate.  Subject to a permitted variance of plus or minus 10%.

(2) The pass-through rate on the Class [__] Certificates is a variable rate as described under "Summary--Pass-Through Rates" herein.

(3)      Subject to a maximum rate as described in this prospectus supplement.

(4) Subject to a step-up if the optional termination right is not exercised.

(5) The Class [___], Class [___] and Class [___] Certificates are covered by a certificate guaranty insurance policy issued by [Certificate Insurer].

(6) The notional amount of the Class [___] Certificates will be equal to the lesser of (a) (i) $________ for each distribution date from and including the distribution date in _________ to and including the distribution date in ________, (ii) $___________ for each distribution date from and including the distribution date in _________ to and including the distribution date in __________, (iii) $_______ for each distribution date from and including the distribution date in __________ to and including the distribution date in __________, (iv) $___________ for the distribution date in ____________ and the distribution date in ____________, (v) $___________ for each distribution date from and including the distribution date in ________ to and including the distribution date in __________, (vi) $_________________ for the distribution date in ________ and the distribution date in __________, (vii) $_________ for the distribution date in ____________ and the distribution date in ___________, (viii) $____________ for the distribution date in _____________ and (ix) for each distribution date thereafter, $0 and (b) the aggregate outstanding principal balance of the mortgage loans.

(7) The per annum pass-through rate for the Class [___] Certificates shall be (a) for the first 12 accrual periods, ____%, subject to a maximum rate as described in this prospectus supplement, (b) for the next 12 accrual periods, ____%, subject to a maximum rate as described in this prospectus supplement and (c) for each accrual period thereafter, 0.00%.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY......................................................
TRANSACTION STRUCTURE........................................
RISK FACTORS.................................................
THE MORTGAGE POOL............................................
DESCRIPTION OF THE CERTIFICATES..............................
THE CAP AGREEMENT AND THE CAP PROVIDER.......................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS................
THE SPONSOR..................................................
STATIC POOL INFORMATION......................................
ISSUING ENTITY...............................................
THE DEPOSITOR................................................
THE SERVICERS................................................
THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN..
POOLING AND SERVICING AGREEMENT..............................
THE POLICY...................................................
[THE CERTIFICATE INSURER]....................................
THE CREDIT RISK MANAGER......................................
USE OF PROCEEDS..............................................
FEDERAL INCOME TAX CONSEQUENCES..............................
ERISA CONSIDERATIONS.........................................
LEGAL INVESTMENT.............................................
METHOD OF DISTRIBUTION.......................................
EXPERTS......................................................
LEGAL MATTERS................................................
LEGAL PROCEEDINGS............................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS.........
RATINGS......................................................
INDEX OF DEFINED TERMS.......................................
ANNEX I......................................................


                                   PROSPECTUS

DESCRIPTION OF THE TRUST FUNDS...............................
USE OF PROCEEDS..............................................
YIELD CONSIDERATIONS.........................................
THE DEPOSITOR................................................
DESCRIPTION OF THE SECURITIES................................
DESCRIPTION OF THE AGREEMENTS................................
DESCRIPTION OF CREDIT SUPPORT................................
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...................
ERISA CONSIDERATIONS.........................................
LEGAL INVESTMENT.............................................
METHODS OF DISTRIBUTION......................................
ADDITIONAL INFORMATION.......................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .............
LEGAL MATTERS................................................
FINANCIAL INFORMATION........................................
RATING.......................................................
INDEX OF DEFINED TERMS.......................................

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Home Equity Loan, Inc.'s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number (212) 667-9300.

NOTE:

The certificates offered hereby represent interests solely in Nomura Home Equity Loan, Inc., Home Equity Loan Trust _____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more THAN (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                     SUMMARY

o The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


ISSUING ENTITY

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series ____-___.

TITLE OF SERIES

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series ___-____, Asset-Backed Certificates.

CUT-OFF DATE

_______________, ____.

CLOSING DATE

On or about ____________, _____.

DEPOSITOR

Nomura Home Equity Loan, Inc., a Delaware corporation. See "The Depositor" in the prospectus.

SERVICER

Initially, [Name of Servicers]. See "The Servicers" in this prospectus supplement.

SPONSOR

Nomura Credit & Capital, Inc.  See "The Sponsor" in this prospectus supplement.

TRUSTEE

[Name of Trustee]. See "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CREDIT RISK MANAGER

[Name of Credit Risk Manager]. See "The Credit Risk Manager" in this prospectus supplement.

CERTIFICATE INSURER

[Name of Certificate Insurer]. See "The Certificate Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the servicers, the sponsor, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

The trust will initially contain approximately ____ conventional, one-to-four family [fixed-rate] [adjustable rate] mortgage loans secured by [first liens] [second liens] on residential real properties (the "[INITIAL] MORTGAGE LOANS"). [During the period from the Closing Date up to and including [________ __], 2006 (the "PRE-FUNDING PERIOD"), the trust will purchase additional mortgage loans, referred to herein as subsequent mortgage loans, to be included in the mortgage pool. After the termination of the Pre-Funding Period, the trust will contain additional one to four family, first lien fixed-rate mortgage loans on residential real properties, which will include the Initial Mortgage Loans and the subsequent mortgage loans (collectively, the "MORTGAGE Loans").]

[On the Closing Date, the Depositor will deposit with the Securities Administrator, on behalf of the trust, an amount equal to approximately $[__________]. This amount is referred to herein as a pre-funded amount. The pre-funded amount will be held by the Securities Administrator in an account referred to in this prospectus supplement as the pre-funding account. During the Pre-Funding Period, the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account which will be remitted by the Securities Administrator in payment of the purchase price, subsequent mortgage loans to be included in the mortgage pool, provided that such subsequent mortgage loans satisfy the requirements described under "Description Of The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the Pre-Funding Period. Any amounts remaining in the pre-funding account after [________ __], 2006, will be distributed to the holders of the certificates in accordance with the priorities set forth herein, as a principal payment on the distribution date immediately following the termination of the Pre-Funding Period.

[Because some of the Mortgage Loans will not be acquired by the trust fund until after the Closing Date, there may not be sufficient interest collections from Mortgage Loans to pay all the interest due on the certificates on the first distribution date. A capitalized interest account will be established and funded on the Closing Date to cover any such shortfalls.

[References to percentages of the Mortgage Loans in this prospectus supplement are calculated based on the aggregate scheduled principal balance of the Mortgage Loans as of the Cut- Off Date, including subsequent mortgage loans that are expected to be purchased by the trust during the Pre-Funding Period from amounts on deposit in the pre-funding account as described further in this prospectus supplement.

[As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in "Description of the Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and the Capitalized Interest Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Trustee will acknowledge the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Mortgage Loans have an aggregate scheduled principal balance of approximately $___________ as of the Cut-off Date and have original terms to maturity of not greater than 30 years. The Mortgage Loans have the following approximate characteristics as of the Cut-off Date:

Range of mortgage rates:            _____% to ______%

Weighted-average mortgage rate:                _____%

Range of gross margins:             _____% to ______%

Weighted average gross margin:                 _____%

Range of minimum mortgage rates:    _____% to ______%

Weighted average minimum mortgage rate:       ______%

Range of maximum mortgage rates:      ____% to _____%

Weighted average maximum mortgage rate:        _____%

Range of remaining term to
maturity:                    ___ months to ___ months

Weighted-average remaining term
to stated maturity:                        ___ months

Range of principal balances:  $_________ to $_________

Average principal balance:                  $_________

Range of original loan-to-value ratios:  _____% to ______%

Weighted-average original loan-to-value ratio:  _____%

Weighted-average seasoning:               ____ months

Non-zero Weighted-average credit score:          ____

Weighted average next adjustment date:           ____

Geographic concentration of mortgaged properties securing mortgage loans in excess of 5.00% of the aggregate principal balance:

         ______:                               _____%
         ______:                               _____%
         ______:                               _____%
         ____________:                         _____%
         ____________:                         _____%



Mortgage Loans with
mortgage insurance (loan-to-value
ratio in excess of 80.00%):                    _____%

Mortgage Loans with no
mortgage insurance (loan-to-value ratio in
excess of 80.00%):                             _____%

The mortgage rate on each adjustable-rate Mortgage Loan will adjust [monthly], [semi annually], [annually] on each adjustment date to equal the sum of (A) the related index and (B) the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool" in this prospectus supplement. See also "The Mortgage Pool-The Index" in this prospectus supplement.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately [____months or ___, ___ or ____ years] from the date of origination, as more fully described under "The Mortgage Pool" in this prospectus supplement.

See also "The Mortgage Pool" in this prospectus supplement for additional characteristics of the Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

OFFERED CERTIFICATES

The trust will issue senior and subordinate certificates. The Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___] and Class
[___] Certificates will represent senior interests in the mortgage pool and we sometimes refer to these certificates in this prospectus supplement as the Senior Certificates. The Class M-1, Class M-2 and Class M-3 Certificates will each represent subordinate interests in the mortgage pool and we sometimes refer to these certificates in this prospectus supplement as the Mezzanine Certificates.

NON-OFFERED CERTIFICATES

CLASS C CERTIFICATES

The certificate principal balance of the Class C Certificates on any date of determination is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates (other than the Class [___] Certificates) by approximately $______.

CLASS P CERTIFICATES

The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

CLASS R CERTIFICATES

The Class R Certificates represent the right to receive additional distributions in respect of the Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates and the Class C Certificates, although it is not anticipated that funds will be available for any additional distribution.

Although not offered by this prospectus supplement, the non-offered classes of certificates are described herein because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

                                                   OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
                                INITIAL CURRENT                                                        SCHEDULED
              PASS-THROUGH        PRINCIPAL OR         INITIAL RATING                                FINAL MATURITY
CLASS             RATE          NOTIONAL AMOUNT         (S&P/MOODY'S)         DESIGNATION               DATE(1)
--------------------------------------------------------------------------------------------------------------------------
[__]           [Variable]      $               [__]       [__]/[__]             Senior              [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
[__]           [Variable]      $               [__]       [__]/[__]             Senior              [____ __, 20__]
              [Fixed] Rate
                [7.00%]
--------------------------------------------------------------------------------------------------------------------------
              [A Specific
            Fixed Rate will
[__]          be provided]     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
[__]          [Fixed] Rate     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
[__]          [Fixed] Rate     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
[__]          [Fixed] Rate     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
[__]          [Fixed] Rate     $               [__]       [__]/[__]             Senior              [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable] Senior/Interest
[__]          [Fixed] Rate                 Notional       [__]/[__]              Only               [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-1           [Fixed] Rate     $               [__]       [__]/[__]           Subordinate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
M-2           [Fixed] Rate     $               [__]       [__]/[__]           Subordinate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
M-3            [Variable]      $               [__]       [__]/[__]           Subordinate
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
Total Offered Certificates:    $               [__]
--------------------------------------------------------------------------------------------------------------------------
                                                 NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
X              [Variable]      $               [__]       [__]/[__]         Excess Interest         [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
               [Variable]                                                 Prepayment Charges
P             [Fixed] Rate     $                100       [__]/[__]              Only               [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
R              [Variable]      $           Notional       [__]/[__]            Residual             [____ __, 20__]
              [Fixed] Rate                                                    Certificate
--------------------------------------------------------------------------------------------------------------------------
Total            Non-Offered   $               [__]
Certificates:
--------------------------------------------------------------------------------------------------------------------------
Total Certificates:            $               [__]
--------------------------------------------------------------------------------------------------------------------------

LAST SCHEDULED DISTRIBUTION DATE

The distribution date in ___________ will be the last scheduled distribution date for the Offered Certificates, other than the Class [__] Certificates. The distribution date in ____________ will be the last scheduled distribution date for the Class [__] Certificates. It is possible that the certificate principal balance or notional balance of the Offered Certificates may not be fully paid or reduced to zero by these dates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RECORD DATE

For each class of Offered Certificates (other than the Class [__] Certificates) and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class [__] Certificates, the business day preceding the applicable distribution date so long as the Class [__] Certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

DENOMINATIONS

For each class of Offered Certificates $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the Offered Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rate for each class of Offered Certificates (other than the Class [__] Certificates and Class [__] Certificates) is the respective per annum fixed rate set forth on the cover of this prospectus supplement.

On any distribution date, the pass-through rate for each class of Offered Certificates will be subject to an interest rate cap which we describe below.

The pass-through rate for the Class [__] Certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate for the Class [__] Certificates will be equal to one-month LIBOR plus ____% per annum.

The interest rate cap for the Offered Certificates (other than the Class [__] Certificates) is equal to

         (a) with respect to each distribution date from and including the distribution date in __________ to and including the distribution date in ___________, the weighted average of the net mortgage rates of all of the Mortgage Loans minus interest payable to the Class [__] Certificates with respect to each such distribution date expressed as a per annum rate calculated based on the aggregate Mortgage Loan balance minus, with respect to the Class [__], Class [__] and Class [__] Certificates, the premium, expressed as a per annum rate, payable to the Certificate Insurer for providing the Policy; and

         (b) with respect to each distribution date thereafter, the weighted average of the net mortgage rates of all of the Mortgage Loans minus, with respect to the Class [__], Class [__] and Class [__] Certificates, the premium, expressed as a per annum rate, payable to the Certificate Insurer for providing the Policy.

With respect to the Class [__] Certificates, the interest rate cap described above shall be adjusted for the actual number of days elapsed during the related accrual period.

On the distribution date following the first possible optional termination date, the pass-through rate for the Class [__], Class [__], Class [__], Class M-1, Class M-2 and Class M-3 Certificates, set forth on the cover of this prospectus supplement will be increased by _____% per annum. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class [__] Certificates is equal to the weighted average of the net mortgage rates of all of the Mortgage Loans.

If on any distribution date, the pass-through rate for a class of Offered Certificates (other than the Class [__] Certificates) is based on the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related Offered Certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust.

We refer you to "Description of the Certificates--Distributions" and "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in ___________ to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the Offered Certificates will be entitled to receive:

         o the interest that has accrued on the certificate principal balance or notional balance of such certificates at the related pass-through rate during the related accrual period, and

         o any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less

         o        interest shortfalls allocated to such certificates.

The accrual period for the Offered Certificates (other than the Class [__] Certificates) and any distribution date will be the calendar month immediately preceding the calendar month in which distribution date occurs. The accrual period for the Class [__] Certificates and any distribution date will be the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs. Calculations of interest on the Offered Certificates (other than the Class [__] Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class [__] Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional balance of the Class [__] Certificates for purposes of calculating accrued interest is equal to the lesser of (a) (i) $__________ for each distribution date from and including the distribution date in ___________ to and including the distribution date in _________, (ii) $__________ for each distribution date from and including the distribution date in _________ to and including the distribution date in _________, (iii) $________ for each distribution date from and including the distribution date in _________ to and including the distribution date in ___________, (iv) $_________ for the distribution date in _________ and the distribution date in ___________, (v) $_________ for each distribution date from and including the distribution date in __________ to and including the distribution date in _________, (vi) $___________ for the distribution date in __________ and the distribution date in _________, (vii) $___________ for the distribution date in ____________ and the distribution date in ___________, (viii) $____________ for the distribution date in _____________ and (ix) for each distribution date thereafter, $0 and (b) the aggregate outstanding principal balance of the Mortgage Loans.

PRINCIPAL PAYMENTS

On each distribution date, holders of the Offered Certificates (other than the Class [__] Certificates) will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include

         o        principal payments on the Mortgage Loans, and

         o until a specified over-collateralization level has been reached, interest payments on the Mortgage Loans not needed to pay interest on the Offered Certificates and monthly fees and expenses of the trust.

You should review the priority of payments described under "Description of the Certificates--Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans. This transaction employs the following forms of credit enhancement:

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates constitute the Senior Certificates, and the Class M-1, Class M-2, Class M-3 and Class C Certificates constitute the Subordinate Certificates.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates.

In addition, to the extent described under "Description of the Certificates--Subordination and Allocation of Realized Losses" in this prospectus supplement,

         o the rights of the holders of the Class M-2, Class M-3 and Class C Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

         o the rights of the holders of the Class M-3 Certificates and Class C Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates; and

         o the rights of the holders of the Class C Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to protect the holders of certificates having a higher payment priority against losses realized when the remaining unpaid principal balance on a Mortgage Loan exceeds the amount of proceeds recovered upon the liquidation of that Mortgage Loan net of amounts payable or reimbursable to the related servicer, the custodian and the trustee.

We refer you to "Description of the Certificates--Subordination and Allocation of Realized Losses" in this prospectus supplement.

ALLOCATION OF REALIZED LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class C Certificates) to absorb realized losses on the Mortgage Loans, then realized losses on the Mortgage Loans will be allocated to the Class M-3, Class M-2 and Class M-1 Certificates, in that order. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Senior Certificates; however, investors in the Senior Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which these certificates are then entitled. See "Description of the Certificates--Subordination and Allocation of Realized Losses" in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be reduced by the amount so allocated.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the Mortgage Loans to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate of the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. As overcollateralization increases, such higher mortgage rate is paid on Mortgage Loans with an aggregate principal balance that is larger than the certificate principal balance of the certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates (other than the Class [__] Certificates) by approximately $________. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Mortgage Loans will not be established at issuance, but over time is targeted to increase as set forth in this prospectus supplement. Interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates, the premium payable to the Certificate Insurer and related trust expenses will be available to absorb realized losses on the Mortgage Loans and to achieve, maintain or restore the required level of overcollateralization.

We refer you to "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

CAP AGREEMENT. For each distribution date occurring on or prior to the distribution date in ____________, the Class [__] Certificates will have the benefit of a cap agreement (the "Cap Agreement") which is intended partially to mitigate interest rate risk. The Cap Agreement requires ________________ (the "Cap Provider") to make a cap payment in an amount equal to the product of:

(1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

(2)      the related scheduled notional amount;

(3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date), and the denominator of which is 360; and

(4)      100.

THE POLICY. The Class [__], Class [__] and Class [__] Certificates will each have the benefit of a certificate guaranty insurance policy (the "Policy") pursuant to which _______________ (the "Certificate Insurer") will unconditionally and irrevocably guarantee the timely payment of interest and certain other payments on the Class [__], Class [__] and Class [__] Certificates on each distribution date. See "Description of the Certificates" and "The Policy" in this prospectus supplement.

RETENTION OF CERTAIN SERVICING RIGHTS

The sponsor, as the owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace __________________ at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

We refer you to "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans serviced by such servicer to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected. The master servicer will pay the trustee fee and the servicing fees from its fee.

OPTIONAL TERMINATION

The Master Servicer may, at its option, purchase the Mortgage Loans (and any properties acquired in respect of the Mortgage Loans) when the total outstanding principal balance of the Mortgage Loans (and the fair market value of any properties acquired in respect of the Mortgage Loans) on any distribution date is less than or equal to 10% of the total outstanding principal balance of the Mortgage Loans as of the Cut-Off Date (which includes the subsequent mortgage loans expected to be purchased by the trust during the Pre-Funding Period).

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

If the option to purchase the Mortgage Loans is not exercised on the first possible optional termination date, the pass-through rate on the Class [___], Class [___], Class [___], Class M-1, Class M-2 and Class M-3 Certificates will increase as provided in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement (exclusive of any payments received from the reserve fund) and the Class C Certificates and Class P Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates will represent the beneficial ownership of the sole class of "residual interests" in each REMIC. Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The Senior Certificates and the Class M-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations, and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment" in this prospectus supplement.

ERISA CONSIDERATIONS

The Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

  Class        Rating Agency        Rating Agency
----------    ---------------     -----------------
[_______]
[_______]
[_______]
[_______]
[_______]
[_______]
[_______]
[_______]
    M-1
    M-2
    M-3


A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors or whether the investors in the interest only certificates may fail to recover fully their initial investment.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

                              TRANSACTION STRUCTURE

                                    [DIAGRAM]

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

[APPROPRIATE RISK FACTORS
FROM THE FOLLOWING LIST AS
NECESSARY]

[THE MEZZANINE
CERTIFICATES HAVE A GREATER
RISK OF LOSS THAN THE SENIOR
CERTIFICATES.....................   When certain classes of certificates provide
                                    credit enhancement for other classes of
                                    certificates it is sometimes referred to as "subordination." The Class M-1, Class M-2 and Class M-3 Certificates are subordinate to the Senior Certificates. In addition, the Class M-3 Certificates and Class M-2
                                    Certificates are subordinate to the Class
                                    M-1 Certificates and the Class M-3
                                    Certificates are subordinate to the Class
                                    M-2 Certificates.

                                    Credit enhancement for the Offered
                                    Certificates will be provided by the right of the holders of certain certificates to receive payments of interest and principal prior to the classes of Offered Certificates which are subordinated to such classes of certificates and, by the allocation of realized losses to the most subordinate classes of certificates prior to the allocation of realized losses to the other classes of certificates. This form of credit enhancement uses collections on the Mortgage Loans otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Collections on the Mortgage Loans are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount and third, to the Mezzanine Certificates, beginning with the Mezzanine Certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Mortgage Loans which are allocated to the Mezzanine Certificates would first be allocated to the Class M-3 Certificates, second to the Class M-2 Certificates, and third to the Class M-1 Certificates, in each case until the certificate principal balance of each such class is reduced to zero. Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the remaining Senior Certificates.

                                    You should fully consider the risks of
                                    investing in a Mezzanine Certificate,
                                    including the risk that you may not fully recover your initial investment as a result of realized losses.

                                    See "Description of the Certificates" in this prospectus supplement.]

[ADDITIONAL RISKS ASSOCIATED
WITH THE MEZZANINE
CERTIFICATES......................  The weighted average lives of, and the yields to maturity on, the Mezzanine
                                    Certificates will be progressively more
                                    sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans will first reduce the amount of excess spread, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class M-3 Certificates, fourth, reduce the certificate principal balance of the Class M-2 Certificates and fifth, reduce the certificate principal balance of the Class M-1 Certificates. As a result of the allocation of realized losses to the Mezzanine Certificates, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no interest will be distributable with respect to such written down amount.

                                    Prior to any purchase of a Mezzanine
                                    Certificate, consider the following factors that may adversely impact your yield:

                                    o        Because the Mezzanine Certificates
                                             receive interest and principal
                                             distributions after the Senior
                                             Certificates receive such
                                             distributions, there is a greater
                                             likelihood that the Mezzanine
                                             Certificates will not receive the
                                             distributions to which they are
                                             entitled on any distribution date.

                                    o        If the related servicer determines
                                             not to advance a delinquent payment
                                             on a Mortgage Loan because such
                                             amount is not recoverable from the
                                             related mortgagor, there may be a
                                             shortfall in distributions on the
                                             certificates which will impact the
                                             Mezzanine Certificates.

                                    o        The Mezzanine Certificates are not
                                             expected to receive principal
                                             distributions until, at the
                                             earliest, the distribution date
                                             occurring in December 2007, unless
                                             the certificate principal balances
                                             of the Senior Certificates have
                                             been reduced to zero prior to such
                                             date.

                                    o        After extinguishing all other
                                             credit enhancement available to the
                                             Offered Certificates realized
                                             losses on the Mortgage Loans will
                                             be allocated to the Mezzanine
                                             Certificates in reverse order of
                                             their priority of payment. A loss
                                             allocation results in a reduction
                                             of a certificate principal balance
                                             without a corresponding
                                             distribution of cash to the holder.
                                             A lower certificate principal
                                             balance will result in less
                                             interest accruing on the
                                             certificate.

                                    o        The earlier in the transaction that
                                             a loss on a Mortgage Loan occurs,
                                             the greater the impact on the
                                             yield.]

[INTEREST ONLY
CERTIFICATES INVOLVE
ADDITIONAL RISK...................  The Class [__] Certificates are entitled to receive payments in respect of interest only on each distribution date from and including the distribution date in __________ to and including the distribution date in _____________. Therefore, the yield to maturity of the Class [__] Certificates will be extremely sensitive to the rate of principal prepayment on the Mortgage Loans, if (i) prior to the distribution date in __________, the aggregate principal balance of the Mortgage Loans is reduced below $_____________, (ii) prior to the distribution date in ______________, the aggregate principal balance of the Mortgage Loans is reduced below $___________, (iii) prior to the distribution date in ______________, the aggregate principal balance of the Mortgage Loans is reduced below $___________, (iv) prior to the distribution date in ____________, the aggregate principal balance of the Mortgage Loans is reduced below $___________, (v) prior to the distribution date in ___________, the aggregate principal balance of the Mortgage Loans is reduced below $______________, (vi) prior to the distribution date in __________, the
                                    aggregate principal balance of the Mortgage
                                    Loans is reduced below $____________, (vii) prior to the distribution date in ___________, the aggregate principal balance of the Mortgage Loans is reduced below $__________ or (viii) prior to the distribution date in ____________, the aggregate principal balance of the Mortgage Loans is reduced below $____________. Investors in the Class [__] Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the Mortgage Loans could result in the failure of such investors to recover their initial investments. In addition, the pass-through rate on the Class [__] Certificates will be reduced to zero following the distribution date in ____________.]

[CREDIT ENHANCEMENT MAY BE
INADEQUATE TO COVER LOSSES AND/OR
ACHIEVE THE REQUIRED LEVEL OF
OVERCOLLATERALIZATION.............  The Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate on the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. If the Mortgage Loans generate more interest than is needed to pay interest on the Offered Certificates, the premium payable to the Certificate Insurer and trust fund expenses, we will use such "excess spread" to make additional principal payments on the Offered Certificates (other than the Class [__] Certificates) in order to achieve the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated Mortgage Loans. However, we cannot assure you that enough excess spread will be generated on the Mortgage Loans to achieve the required level of overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Offered Certificates on the Closing Date by approximately $_______. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Mortgage Loans will not be established at issuance, but over time is targeted to increase as set forth in this prospectus supplement.

                                    The excess spread available on any
                                    distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the Mortgage Loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the Mortgage Loans.

                                    If the protection afforded by
                                    overcollateralization is insufficient, then you could experience a loss on your investment.]

[THE INTEREST RATE CAP MAY
REDUCE THE YIELDS ON THE
OFFERED CERTIFICATES..............  The pass-through rates on the Offered
                                    Certificates (other than the Class [__]
                                    Certificates) are each subject to an
                                    interest rate cap generally equal to the weighted average of the net mortgage rates on the Mortgage Loans minus, in the case of each distribution date from and including the distribution date in ____________ to and including the distribution date in ____________, interest payable to the Class [__] Certificates and, with respect to the Class [__], Class [__] and Class [__] Certificates, the premium payable to the Certificate Insurer. The pass-through rate on the Class [__] Certificates is subject to an interest rate cap generally equal to the weighted average of the net mortgage rates of the Mortgage Loans. If the pass-through rates on the Offered Certificates (other than the Class [__] Certificates) are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of such certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. With respect to the Class [__], Class [__] and Class [__] Certificates, the Policy will not cover such shortfalls. See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.]

[THE CLASS [__] CERTIFICATES
MAY NOT ALWAYS RECEIVE INTEREST
BASED ON  THE LIBOR RATE..........  The pass-through rate on the Class [__]
                                    Certificates is equal to One-Month LIBOR plus _____% per annum. Such rate shall be referred to in this section as the "LIBOR Rate". The Class [__] Certificates may not always receive interest at the LIBOR Rate because such rate is also subject to the interest rate cap. If the interest rate cap is less than the LIBOR Rate, the interest rate on the Class [__] Certificates will be reduced to the interest rate cap. Thus, the yield to investors in the Class [__] Certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of Mortgage Loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than the LIBOR Rate. If on any distribution date the application of the interest rate cap results in an interest payment lower than the interest payment that would have been due the Class [__] Certificates if such amount had been calculated based on the LIBOR Rate for the related accrual period, the value of the Class [__] Certificates may be temporarily or permanently reduced.]

[CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NONCONFORMING
UNDERWRITING STANDARDS, WHICH
MAY RESULT IN LOSSES OR SHORTFALLS
TO BE INCURRED ON THE OFFERED
CERTIFICATES......................  The underwriting standards applicable to the
                                    Mortgage Loans, which are described in this prospectus supplement under "The Mortgage Pool--Underwriting Standards", may or may not conform to Fannie Mae or Freddie Mac guidelines. As a result, the Mortgage Loans may experience rates of delinquency, foreclosure and borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.]

[DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES.................  There could be substantial delays in the liquidation of defaulted Mortgage Loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to certificateholders.

                                    In the event that the mortgaged properties fail to provide adequate security for the related Mortgage Loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.]

[YOUR YIELD COULD BE
ADVERSELY AFFECTED BY
THE UNPREDICTABILITY
OF PREPAYMENTS ...................  No one can accurately predict the level of prepayments that the trust will experience.
                                    The trust's prepayment experience may be affected by many factors, including:

                                    o        general economic conditions,

                                    o        the level of prevailing interest
                                             rates,

                                    o        the availability of alternative
                                             financing, and

                                    o        homeowner mobility.

                                    Substantially all of the Mortgage Loans
                                    contain due-on-sale provisions, and each servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Mortgage Loan. In addition, approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, imposed a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage prepayments during the applicable period. The holders of the Class P Certificates are entitled to all prepayment charges received on the Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement and the servicing agreement, as applicable, the related servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

                                    The weighted average lives of the
                                    certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans, which may fluctuate significantly from time to time.

                                    You should note that:

                                    o        if you purchase your certificates
                                             at a discount and principal is
                                             repaid on the Mortgage Loans slower
                                             than you anticipate, then your
                                             yield may be lower than you
                                             anticipate;

                                    o        if you purchase your certificates
                                             at a premium and principal is
                                             repaid on the Mortgage Loans faster
                                             than you anticipate, then your
                                             yield may be lower than you
                                             anticipate;

                                    o        since repurchases of Mortgage Loans
                                             as a result of breaches of
                                             representations and warranties and
                                             liquidations of Mortgage Loans
                                             following default have the same
                                             effect as prepayments, your yield
                                             may be lower than you expect if you
                                             purchase your certificates at a
                                             premium and the rate of such
                                             repurchases and liquidations is
                                             higher than you expect;

                                    o        if the amount of overcollateraliza-
                                             tion is reduced to a level below
                                             the required level, additional
                                             principal payments will be made to
                                             the holders of the Offered
                                             Certificates (other than the Class
                                             [__] Certificates) in order to
                                             restore the required level of
                                             overcollateralization. An earlier
                                             return of principal to such holders
                                             as a result of the
                                             overcollateralization provisions
                                             will influence the yield on the
                                             Offered Certificates (other than
                                             the Class [__] Certificates) in a
                                             manner similar to the manner in
                                             which principal prepayments on the
                                             Mortgage Loans will influence the
                                             yield on the Offered Certificates;
                                             and

                                    o        you bear the reinvestment risks
                                             resulting from a faster or slower
                                             rate of principal payments than you
                                             expected.

                                    We       refer you to "The Mortgage Pool"
                                             and "Yield, Prepayment and Maturity
                                             Considerations" in this prospectus
                                             supplement and "Certain Legal
                                             Aspects of the Mortgage
                                             Loans--Due-on-Sale Clauses" in the
                                             prospectus for a description of
                                             certain provisions of the Mortgage
                                             Loans that may affect the
                                             prepayment experience on the
                                             Mortgage Loans.]

[A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES........  The ratings of each class of Offered
                                    Certificates will depend primarily on an assessment by the rating agencies of the Mortgage Loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the Offered Certificates are not recommendations to purchase, hold or sell the Offered Certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                    The rating agencies may suspend, reduce or withdraw the ratings on the Offered Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.]

[YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES................  The sponsor will treat its transfer of the
                                    Mortgage Loans to the depositor as a sale of the Mortgage Loans. The depositor will treat its transfer of the Mortgage Loans to the trust as a sale of the Mortgage Loans. However, if the sponsor or the depositor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the sponsor or the depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.]

[DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE
TO GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES...........  Approximately ____%, ____%, ____%, ____% and
                                    _____% of the Mortgage Loans as of the
                                    Cut-off Date are secured by mortgaged
                                    properties that are located in the states of ________, _________, ________, _________ and
                                    ____________, respectively. Property in
                                    certain of those states may be more
                                    susceptible than homes located in other
                                    parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

                                    o        economic conditions in the
                                             specified states, which may or may
                                             not affect real property values,
                                             may affect the ability of borrowers
                                             to repay their loans on time;

                                    o        declines in the residential real
                                             estate market in the specified
                                             states may reduce the values of
                                             properties located in those states,
                                             which would result in an increase
                                             in the related loan-to-value
                                             ratios; and

                                    o        any increase in the market value of
                                             properties located in the specified
                                             states would reduce the
                                             loan-to-value ratios and could,
                                             therefore, make alternative sources
                                             of financing available to the
                                             borrowers at lower interest rates,
                                             which could result in an increased
                                             rate of prepayment of the Mortgage
                                             Loans.]

                                    o        [Mortgage Loans secured by
                                             properties located in the State of
                                             California are more likely to incur
                                             defaults or losses as a result of
                                             physical damage to the properties
                                             resulting from natural causes such
                                             as earthquake, mudslide and
                                             wildfire, as compared to mortgage
                                             loans secured by properties located
                                             in other locations.]

[POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT FOR THE OFFERED
CERTIFICATES......................  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Senior Certificates will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

                                    If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

                                    Furthermore, although approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) have mortgage insurance, such insurance will provide only limited protection against losses on defaulted Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered Mortgage Loan.]

[YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES.........  The underwriter intends to make a secondary market in the Offered Certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.]

[HIGH LOAN-TO-VALUE RATIOS
INCREASE RISK OF LOSS.............  Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and have mortgage insurance. Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) have loan-to-value ratios at origination of greater than 80% and do not have mortgage insurance. However, we cannot assure you that the mortgage insurance coverage will be adequate to cover any losses that might be experienced by those Mortgage Loans.

                                    The determination of the value of a
                                    mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties for Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Mortgage Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale.]

[BALLOON LOANS INCREASE
RISK OF LOSS......................  Approximately ____% of the Mortgage Loans
                                    (by aggregate principal balance as of the Cut-off Date) are balloon loans. Balloon loans pose a special payment risk because the borrower must pay, and the related servicer is not obligated to advance, a lump sum payment of principal at the end of the Mortgage Loan term. If the borrower is unable to pay the lump sum or refinance such amount, an investor may suffer a loss if the net proceeds from the collateral for such Mortgage Loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[INTEREST ONLY LOANS INCREASE
RISK OF LOSS......................  As of the Cut-off Date, approximately ____%
                                    of the Mortgage Loans have an initial
                                    interest only period. During this period, the payment made by the related borrower will be less than it would be if the related Mortgage Loan amortized. In addition, the principal balance of the related Mortgage Loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the Offered Certificates entitled to principal payments with respect to these Mortgage Loans during their interest only period except in the case of a prepayment.

                                    After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these Mortgage Loans as a result of the Mortgage Loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related Offered Certificates (other than the Class [__] Certificates).

                                    Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.]

[SECOND LIEN MORTGAGE LOANS
 INCREASE RISK OF LOSS............  Approximately ____% of the Mortgage Loans,
                                    by the aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second lien Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.]

[FAILURE OF A SERVICER TO
PERFORM ITS OBLIGATIONS
MAY ADVERSELY AFFECT DISTRIBUTIONS
ON THE CERTIFICATES...............  The amount and timing of distributions on the certificates generally will be dependent on the performance by each servicer of its respective servicing obligations in an adequate and timely manner. See "Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to Custodial Account and Distribution Account" in this prospectus supplement. If a servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related Mortgage Loans. As a result, shortfalls in the distributions due on your certificates could occur.]

[THE RECORDING OF THE MORTGAGES
IN THE NAME OF MERS MAY AFFECT
THE YIELD ON THE CERTIFICATES.....  The mortgages or assignments of mortgage for some of the Mortgage Loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

                                    The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.]

[THE TRANSFER OF SERVICING OF
CERTAIN OF THE MORTGAGE LOANS
MAY RESULT IN HIGHER
DELINQUENCIES AND DEFAULTS WHICH
MAY ADVERSELY AFFECT THE YIELD ON
YOUR CERTIFICATES.................  The sponsor retained the right, subject to certain conditions, to terminate [Name of Servicer] as a servicer with respect to certain of the Mortgage Loans or to hire a special servicer with respect to such Mortgage Loans. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.]

[THE RETURN ON YOUR CERTIFICATES
COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE
SERVICEMEMBERS CIVIL
RELIEF ACT OF 2003................  The Servicemembers Civil Relief Act of 2003,
                                    or the Relief Act, and similar state laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable. This interest rate reduction and any reduction provided under similar state laws may result in an interest shortfall because the related servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state law was not applicable to such Mortgage Loan. This shortfall will not be paid by the borrower on future due dates or advanced by the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. With respect to the Class [__], Class [__] and Class [__] Certificates, the Policy will not cover such shortfalls.]

[THE CAP AGREEMENT IS SUBJECT
TO CAP PROVIDER RISK..............  The assets of the trust include the Cap
                                    Agreement which will require the Cap
                                    Provider to make certain payments for the benefit of the Class [__] Certificates. To the extent that distributions on the Class [__] Certificates depend in part on payments to be received by the trust under the Cap Agreement, the ability of the trustee to make such distributions on the Class [__] Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Cap Agreement upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Cap Agreement.]

FICO SCORES MENTIONED IN THIS
PROSPECTUS SUPPLEMENT ARE NOT AN
INDICATOR OF FUTURE PERFORMANCE
OF BORROWERS......................  Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Description of the Trust Funds - Mortgage Loans -- FICO Scores" in the base prospectus

                                THE MORTGAGE POOL

GENERAL

         References in this prospectus supplement to the principal balance of any Mortgage Loans, including the expected subsequent mortgage loans, shall be deemed references to the scheduled principal balance thereof. The pool of Mortgage Loans (the "Mortgage Pool") will consist of approximately _____ conventional, one- to four-family [fixed-rate] [adjustable-rate] Mortgage Loans secured by [first liens] [second liens] on residential real properties (the "[Initial] Mortgaged Properties") and having an aggregate principal balance as of the Cut-off Date of approximately $____________ after application of scheduled payments due on or before the Cut-off Date, whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. During the Pre-Funding Period, the trust will purchase subsequent mortgage loans to be included in the mortgage pool with amounts on deposit in the pre-funding account. After the termination of the Pre-Funding Period, the trust will include the Initial Mortgage Loans and the subsequent mortgage loans (collectively, the "Mortgage Loans"), having an aggregate principal balance as of the Cut-Off Date of approximately $[__________] after application of scheduled payments due on or before the Cut-Off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The Mortgage Loans have original terms to maturity of not greater than 30 years. Approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans ("Balloon Loans") which require the related borrowers to make balloon payments on the maturity date of their Mortgage Loans which are larger than the monthly payments made by such borrowers on prior due dates in order to fully amortize the Mortgage Loans over their terms. Approximately ______% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans ("Interest Only Loans") which require the related borrowers to make monthly payments of only accrued interest for the first 10 years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date. Before the issuance of the Offered Certificates, the Depositor may remove Mortgage Loans from the Mortgage Pool. The Depositor may also substitute new mortgage loans for certain Mortgage Loans in the Mortgage Pool. This may result in changes in the Mortgage Pool characteristics and could affect the weighted average lives and yields of the Offered Certificates.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         Approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties ("First Lien Mortgage Loans"). Approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties ("Second Lien Mortgage Loans"). The Mortgaged Properties consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units and individual units in planned unit developments.

         References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, each Mortgage Loan provides for semi-annual or annual adjustment to the Mortgage Rate applicable thereto based on [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] as further described below (each, an "Index"). In connection with each Mortgage Rate adjustment, the Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate on each Mortgage Loan will be adjusted generally to equal the sum of related Index and a fixed percentage amount (the "Gross Margin") for that Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the "Periodic Rate Cap") specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the Mortgage Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the Mortgage Loan. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Indices of the Mortgage Loans" in this prospectus supplement. None of the Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Generally, each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the related servicer) of the related Mortgaged Property.

         Approximately ____% of the Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers.

         Approximately ____% of the Mortgage Loans provide for payment by the borrower of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class P Certificates are entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement the related servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicers with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the "Parity Act") were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank "housing creditors" originating "alternative mortgage transactions" (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, "housing creditors" no longer can impose prepayment penalties in connection with "alternative mortgage transactions" unless permitted by applicable state law. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicers with respect to the waiver of the Prepayment Charges and the recent changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans-Prepayment Charges; Late Fees" in the prospectus.

         None of the Mortgage Loans are buydown mortgage loans.

         [No Mortgage Loan will be more than 30 days delinquent as of the Cut-off Date and none of the Mortgage Loans will have ever been more than 30 days delinquent since origination.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "Description of the Mortgage Pool -- Underwriting Standards" in this prospectus supplement and "The Sponsor" in the prospectus.

MORTGAGE LOAN CHARACTERISTICS

         The average principal balance of the Mortgage Loans at origination was approximately $________. No Mortgage Loan had a principal balance at origination greater than approximately $________ or less than approximately $_______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $_______ or less than approximately $_______.

         The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately _____% per annum to approximately _____% per annum, and the weighted-average Mortgage Rate was approximately ______% per annum. As of the Cut-off Date, the Mortgage Loans had Gross Margins ranging from approximately ____% per annum to approximately _____% per annum, Minimum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately _____% per annum, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately ______% per annum. The latest next Adjustment Date following the Cut-off Date on any Mortgage Loan occurs on _______________ and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-off Date is _____________.

         The weighted-average loan-to-value ratio of the Mortgage Loans at origination was approximately ____%. At origination, no Mortgage Loan had a loan-to-value ratio greater than approximately ____% or less than approximately _____%.

         The weighted-average remaining term to stated maturity of the Mortgage Loans was approximately ____ months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to _________ or after __________ or will have a remaining term to stated maturity of less than ____ months or greater than ____ months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is ________________.

         As of the Cut-off Date, the non-zero weighted-average credit score of the Mortgage Loans is approximately _____. No Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than ____ or less than ______.

         The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                        SERVICER CONCENTRATIONS OF THE MORTGAGE LOANS

                                                       AGGREGATE            % OF AGGREGATE
                                NUMBER OF          PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                MORTGAGE           OUTSTANDING AS OF       OUTSTANDING AS OF
        SERVICER                  LOANS             THE CUT-OFF DATE       THE CUT-OFF DATE
----------------------------   -----------        -------------------     -------------------
[_______]                       [_____]              $[__________]              [_____]%
[_______]                       [_____]               [__________]              [_____]
Total:                          [_____]              $[__________]              [_____]%


                                      ORIGINATOR OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
                ORIGINATOR                     LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                             SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
           RANGE OF SCHEDULED                MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
         PRINCIPAL BALANCES ($)                LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                             MORTGAGE INSURANCE COMPANY FOR THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
        MORTGAGE INSURANCE                   MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
            COMPANIES                          LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                 LOAN INTEREST RATES OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
          RANGE OF LOAN                      MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
        INTEREST RATES (%)                     LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                    PROPERTY TYPE OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
           PROPERTY TYPE                       LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                   OCCUPANCY STATUS OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
           OCCUPANCY STATUS                    LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                     LOAN PURPOSE OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
           LOAN PURPOSE                        LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                    ORIGINAL TERMS OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
     ORIGINAL TERMS (MONTHS)                   LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                STATED REMAINING TERMS OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
  RANGE OF STATED REMAINING                  MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
       TERMS (MONTHS)                          LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                      SEASONING OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
   RANGE OF SEASONING (MONTHS)                 LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
       GEOGRAPHIC DISTRIBUTION                 LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                  DOCUMENTATION TYPE OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
        DOCUMENTATION TYPE                     LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                    CREDIT SCORES OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
      RANGE OF CREDIT SCORES                   LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                     LIEN STATUS OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
            LIEN STATUS                        LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                            ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
  RANGE OF ORIGINAL LTV (%)                    LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                                       PROGRAM OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
            PROGRAM                            LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                             PREPAY PENALTY ORIGINAL TERM OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
            PREPAY PENALTY                   MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
        ORIGINAL TERM (MONTHS)                 LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                            PREPAY PENALTY REMAINING TERM OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
    RANGE OF PREPAY PENALTY                  MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
    REMAINING TERM (MONTHS)                    LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                            MORTGAGE INSURANCE PERCENTAGE OF THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
       RANGE OF MORTGAGE INSURACE            MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
                PERCENTAGE                     LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                            MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE ARM LOANS
                                       INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
          MONTHS TO NEXT                     MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
       RATE ADJUSTMENT DATE                    LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






         FIRST PERIODIC RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
   RANGE OF FIRST PERIODIC                   MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
        RATE CAP (%)                           LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






    SUBSEQUENT PERIODIC RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
     RANGE OF SUBSEQUENT PERIODIC            MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
            RATE CAPS (%)                      LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






               LIFETIME RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
         RANGE OF LIFETIME                   MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
          RATE CAPS (%)                        LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






                    GROSS MARGINS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
                                             MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
  RANGE OF GROSS MARGINS (%)                   LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






           MINIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
      RANGE OF MINIMUM                       MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (%)                       LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------






           MAXIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                             NUMBER OF                               PERCENTAGE BY
      RANGE OF MAXIMUM                       MORTGAGE       CUT-OFF DATE         AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (%)                       LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCES
----------------------------------------    -----------  -----------------       ----------------------





THE ORIGINATORS

         The principal originator of the mortgage loans is [_________________] with respect to approximately [____]% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 10% of the Mortgage Loans by aggregate outstanding principal balance as of the Cut-off Date.

         None of the originators are affiliated with the Depositor, the Sponsor or the underwriter. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth in this prospectus supplement, the Depositor makes no statements as to the originators with respect to the foregoing. The Depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the Depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

[DESCRIPTION OF ORIGINATORS AS REQUIRED]

[UNDERWRITING STANDARDS OF ORIGINATORS AS REQUIRED]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool, as presently constituted. Prior to the issuance of the certificates, the Depositor may add or remove Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT]

         [The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

         [Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

         [The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

         [To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

         [Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[INTEREST COVERAGE ACCOUNT]

         [On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

         [To the extent amounts on deposit in the Pre-Funding Account are not used, there may be a mandatory prepayment on the Class [__], Class [__], Class [__] and Class [__] Certificates.]

         [To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

THE INDICES ON THE MORTGAGE LOANS

         SIX-MONTH LIBOR. Approximately _____% of the Mortgage Loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages show are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

                                                        SIX-MONTH LIBOR
                                 --------------------------------------------------------------
                                   2000         2001         2002          2003          2004
-------------------------------  -------      --------     --------      --------      --------
January.......................
February......................
March.........................
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................

         ONE-YEAR LIBOR. Approximately _____%of the Mortgage Loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S.
dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages show are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

                                                        ONE-YEAR LIBOR
                                 --------------------------------------------------------------
                                   2000         2001         2002          2003          2004
-------------------------------  -------      --------     --------      --------      --------
January.......................
February......................
March.........................
April.........................
May...........................
June..........................
July..........................
August........................
September.....................
October.......................
November......................
December......................

         ONE-YEAR CMT. Approximately _____% of the Mortgage Loans will adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year CMT, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

         One-Year CMT is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any adjustment date or during the life of any mortgage loan with an Index of One-Year CMT.

                                                                     ONE-YEAR CMT
                                    -----------------------------------------------------------------------------
                                      1998       1999      2000       2001       2002        2003         2004
----------------------------------  --------   --------  --------   --------   --------    --------     --------
January...........................
February..........................
March.............................
April.............................
May...............................
June..............................
July..............................
August............................
September.........................
October...........................
November..........................
December..........................

         In the event that the Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the related servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the Offered Certificates, Class P, Class C and Class R Certificates, which we are not offering by this prospectus supplement. We refer to the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, collectively, as the Senior Certificates, and we refer to the Class M-1, Class M-2 and Class M-3 and Class C Certificates, collectively, as the Subordinate Certificates. In addition, we sometimes refer to the Class M-1, Class M-2 and Class M-3 Certificates, collectively, as the Mezzanine Certificates. We sometimes refer to the Class [__] Certificates and Class [__] Certificates collectively as the Class A-5 Certificates. We sometimes refer to the Class R Certificates as the Residual Certificates.

         The Class [__] Certificates are interest-only certificates issued with a notional balance. The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Mortgage Loans.

         The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance or notional balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         GENERAL. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used in this section, see "--Glossary" in this prospectus supplement.

         The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at [___________________________________________] for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS. On each distribution date, the Available Distribution Amount for such distribution date will be distributed as follows:

         FIRST, to pay the premium to the Certificate Insurer and interest on the certificates, in the following order of priority:

         1. to the Certificate Insurer, the premium due in connection with the Policy;

         2. first, to the extent of the Interest Remittance Amount remaining after the payment of the premium to the Certificate Insurer, to the holders of the Senior Certificates on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount for each such class for such distribution date, then, second, to the extent of the remaining Available Distribution Amount, to the holders of the Senior Certificates, the Senior Interest Distribution Amount not previously distributed in first above, to each such class and for such distribution date on a pro rata basis, based on the entitlement of each such class;

         3. to the extent of the Interest Remittance Amount remaining after distribution of the premium to the Certificate Insurer and the Senior Interest Distribution Amount to the holders of the Senior Certificates, to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class for such distribution date;

         4. to the extent of the Interest Remittance Amount remaining after distribution of the premium to the Certificate Insurer, the Senior Interest Distribution Amount to the holders of the Senior Certificates, and the Interest Distribution Amount to the holders of the Class M-1 Certificates, to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class for such distribution date; and

         5. to the extent of the Interest Remittance Amount remaining after distribution of the premium to the Certificate Insurer, the Senior Interest Distribution Amount to the holders of the Senior Certificates, the Interest Distribution Amount to the holders of the Class M-1 Certificates and the Interest Distribution Amount to the holders of the Class M-2 Certificates, to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class for such distribution date.

         On each distribution date, any interest shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, FIRST, to the Class M-3 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-3 Certificates on such distribution date, SECOND, to the Class M-2 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-2 Certificates on such distribution date, THIRD, to the Class M-1 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-1 Certificates on such distribution date and FOURTH, to the Senior Certificates, in reduction of the Senior Interest Distribution Amount payable to each such class on such distribution date, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. With respect to the Class [__], Class [__] and Class [__] Certificates, the Policy will not cover Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act.

         With respect to any distribution date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Carry Forward Amounts to the Offered Certificates will be made. The Interest Carry Forward Amount with respect to the Senior Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each distribution date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding distribution dates and, subject to available funds, will be distributed in the manner set forth under "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

         Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the entitlement of each such class.

         SECOND, to pay to the Offered Certificates (other than the Class [__] Certificates) in respect of principal, to the extent of the Available Distribution Amount remaining on each distribution date, the Principal Distribution Amount for each distribution date, in the following amount and order of priority:

         1. The Senior Principal Distribution Amount for such distribution date will be distributed to the Senior Certificates as follows:

                  first, to the Class [__] Certificates, in an amount up to the Class [__] Lockout Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

                  second, in the following order of priority:

                  o to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  o to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  o to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  o to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  o to the Class [__] Certificates and Class [__] Certificates, concurrently on a pro rata basis based on the Certificate Principal Balance of each such class, in each case until the Certificate Principal Balance of each such class has been reduced to zero; and

                  o to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

provided, however, on any distribution date after the Certificate Principal Balance of the Class M Certificates have been reduced to zero distributions of principal to the Class A Certificates will be allocated among such Class A Certificates concurrently on a pro rata basis, based on the Certificate Principal Balances thereof.

         2. To the Class M-1 Certificates, in an amount equal to the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

         3. To the Class M-2 Certificates, in an amount equal to the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

         4. To the Class M-3 Certificates, in an amount equal to the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         The weighted average of the Net Mortgage Rates for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates plus the rate of the premium payable to the Certificate Insurer. As a result, interest collections on the Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates, the fees and expenses payable by the trust and the premium payable to the Certificate Insurer. We refer to this excess interest as " Excess Spread". Excess Spread, together with any Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess Cashflow on any distribution date and will be distributed as follows:

         (i       to the holders of the Offered Certificates (other than the
Class [__] Certificates) in an amount equal to any Extra Principal Distribution Amount for such distribution date, payable to such holders as part of the Principal Distribution Amount in accordance with the provisions set forth under "--Distributions" above;

         (ii)     to the Certificate Insurer, for payment of any Reimbursement
Amount;

         (iii) to the holders of the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, in that order, the related Interest Carry Forward Amount allocable to each such class on such distribution date;

         (iv) to the reserve fund (the "Reserve Fund") established in accordance with the terms of the pooling and servicing agreement, an amount equal to (i) with respect to the Offered Certificates other than the Class [__] Certificates and the Class [__] Certificates, the sum of the Net WAC Rate Carryover Amounts, if any, with respect to those certificates and (ii) with respect to the Class [__] Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class [__] Certificates exceeds the amount received by the trustee with respect to the Cap Agreement since the prior distribution date;

         (v) to the holders of the Class C Certificates as provided in the pooling and servicing agreement;
and

         (vi) to the holders of the Class R Certificates, any remaining amounts.

         On each distribution date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

         On the distribution date in [___________________], the trustee shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the trustee for the exclusive benefit of the Class P Certificateholders.

         On each distribution date, after making the required distributions of interest and principal to the Offered Certificates as described under "Distributions - Allocation of Payments on the Mortgage Loans" and after the distribution of the Net Monthly Excess Cashflow as described above, the trustee will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Offered Certificates (other than the Class [__] Certificates) in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority: first, to the Senior Certificates (other than the Class [__] Certificates), the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Cap Agreement with respect to the Class [__] Certificates) for each such class for such distribution date, on a pro rata basis, based on the entitlement of each such class; second, to the Class M-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; third, to the Class M-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; and fourth, to the Class M-3 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class. The Policy will not cover any Net WAC Rate Carryover Amounts payable to the Class [__], Class [__] or Class [__] Certificates.

GLOSSARY

         "Available Distribution Amount" shall mean the sum of the Interest Remittance Amount and Principal Funds relating to the Mortgage Loans.

         "Certificate Insurer": [Name of Certificate Insurer].

         "Certificate Principal Balance" with respect to any class of Offered Certificates (other than the Class [__] Certificates) and any distribution date, is the original Certificate Principal Balance of such class as set forth on the cover page of this prospectus supplement plus in the case of a Mezzanine Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Mezzanine Certificate as described under "Subordination and Allocation of Realized Losses" in this prospectus supplement less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such certificates deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class C Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over
(ii) the then aggregate Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100. The Class [__] Certificates do not have a Certificate Principal Balance.

         "Class [__] Lockout Principal Distribution Amount" with respect to any distribution date will be an amount equal to the lesser of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Class [__] Lockout Distribution Percentage for that distribution date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class [__] Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates, in each case immediately prior to such distribution date and (y) the Senior Principal Distribution Amount for such distribution date.

         "Class [__] Lockout Distribution Percentage" with respect to each distribution date will be the applicable percentage set forth below:

                                                      CLASS [__] LOCKOUT
                                                         DISTRIBUTION
                  DISTRIBUTION DATES                      PERCENTAGE
         ---------------------------------------    ------------------------



         "Class M-1 Principal Distribution Amount" will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of approximately ____% and the Required Overcollateralization Percentage.

         "Class M-2 Principal Distribution Amount" will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of approximately ____% and the Required Overcollateralization Percentage.

         "Class M-3 Principal Distribution Amount" will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the Required Overcollateralization Percentage.

         "Compensating Interest" with respect to any distribution date and (i) the Mortgage Loans serviced by _______________, an amount equal to the lesser of
(a) the aggregate of the Prepayment Interest Shortfalls on the related Mortgage Loans for the related distribution date and (b) [one half of] the aggregate Servicing Fee due [Name of Servicer] for such distribution date and (ii) the Mortgage Loans serviced by _____________, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the related Mortgage Loans for the related distribution date and (b) the aggregate Servicing Fee due [Name of Servicer] for such distribution date.

         "Credit Enhancement Percentage" with respect to any distribution date and any class of Offered Certificates will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such distribution date.

         "Cut-off Date" with respect to any Mortgage Loan, [_____ __, 2006].

         "Deficient Valuation" with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

         "Due Period" for any distribution date, (i) with respect to the Mortgage Loans serviced by _______________, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs and (ii) with respect to the Mortgage Loans serviced by __________________, the period commencing on the first day of the month preceding the month of such distribution date and ending on the last day of the month preceding the month of such distribution date.

         "Extra Principal Distribution Amount" with respect to any distribution date the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Increase Amount for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Accrual Period" with respect to the Offered Certificates (other than the Class [__] Certificates) and any distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs. With respect to the Class [__] Certificates and any distribution date, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs.

         "Interest Carry Forward Amount" with respect to any class of Offered Certificates and any distribution date, will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous distribution date.

         "Interest Distribution Amount" with respect to any class of Offered Certificates on any distribution date, will be interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Balance of that class immediately prior to the distribution date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Net Interest Shortfalls.

         "Interest Remittance Amount" with respect to any distribution date, that portion of the Available Distribution Amount for such distribution date generally equal to the sum, without duplication, of:

         o        all scheduled interest (adjusted to the Net Mortgage Rate),

         o        all advances relating to interest,

         o        all Compensating Interest,

o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,

         o the interest portion of proceeds of the repurchase of any Mortgage Loans, and

         o the interest portion of the purchase price of the assets of the trust upon exercise by the Class C Certificateholder or the trustee, as applicable, of its optional termination right; minus

         o amounts reimbursable to the servicers, the trustee, the custodian and the credit risk manager as provided in the pooling and servicing agreement.

         "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

         "Liquidated Loan" means a defaulted Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with defaulted Mortgage Loans, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of any such Mortgaged Properties.

         "Mezzanine Certificates" means, collectively, the Class M-1, Class M-2 and Class M-3 Certificates.

         "Net Interest Shortfalls" means Interest Shortfalls net of payments by the servicers in respect of Compensating Interest.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related servicer, advances and expenses incurred by the related servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         "Net Monthly Excess Cashflow" with respect to any distribution date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such distribution date over
(y) the sum for such distribution date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Senior Certificates and the Interest Distribution Amount payable to the Mezzanine Certificates, (B) the Principal Remittance Amount and (C) the premium payable to the Certificate Insurer.

         "Net Mortgage Rate" with respect to any Mortgage Loan, the rate set forth in the related Mortgage Note minus the sum of the related servicing fee rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated.

         "Net WAC Pass-Through Rate" with respect to each distribution date from and including the distribution date in _________ through and including the distribution date in ____________, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such distribution date occurs minus (2) the Pass-Through Rate for the Class [__] Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class [__] Certificates immediately prior to such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions on such distribution date and, with respect to the Class [__], Class [__] and Class [__] Certificates minus the premium, expressed as a rate, payable to the Certificate Insurer for providing the Policy. With respect to any subsequent distribution date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such distribution date occurs minus, with respect to the Class [__], Class [__] and Class [__] Certificates, the premium, expressed as a rate, payable to the Certificate Insurer for providing the Policy. The Net WAC Pass-Through Rate for the Class [__] Certificates shall be adjusted for the actual number of days elapsed in the related Interest Accrual Period.

         "Net WAC Rate Carryover Amount" with respect to each class of Offered Certificates (other than the Class [__] Certificates) and any distribution date on which the Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Net WAC Pass-Through Rate had not been applicable to such class on such distribution date over (y) the amount of interest paid on such distribution date plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed.

         "Notional Balance" with respect to the Class [__] Certificates, means the lesser of (a) (i) $____________ for each distribution date from and including the distribution date in _____________ to and including the distribution date in ________, (ii) $_______________ for each distribution date from and including the distribution date in _________ to and including the distribution date in ___________, (iii) $___________ for each distribution date from and including the distribution date in ___________ to and including the distribution date in __________, (iv) $__________ for the distribution date in _________ and the distribution date in _________, (v) $______________ for each distribution date from and including the distribution date in ________ to and including the distribution date in _________, (vi) $____________ for the distribution date in _____________ and the distribution date in ________, (vii) $__________ for the distribution date in ______________ and the distribution date in ____________, (viii) $__________ for the distribution date in ______________ and (ix) for each distribution date thereafter, $0 and (b) the aggregate Stated Principal Balance of the Mortgage Loans.

         "Overcollateralization Amount" with respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Offered Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount on such distribution date).

         "Overcollateralization Increase Amount" with respect to any distribution date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such distribution date.

         "Overcollateralization Reduction Amount" with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date over (ii) the Required Overcollateralization Amount for such distribution date.

         "Pass-Through Rate" with respect to the Offered Certificates (other than the Class [__] Certificates and the Class [__] Certificates) the lesser of
(i) the fixed rates set forth on the cover of this prospectus supplement and
(ii) the Net WAC Pass-Through Rate. The Class P Certificates and Class R Certificates are not entitled to distributions in respect of interest and do not have Pass-Through Rates. The Pass-Through Rate applicable to the Class [__] Certificates is equal to the lesser of (a)(i) ____% per annum for each distribution date from and including the distribution date in ____________ to and including the distribution date in _________, (ii) _____% per annum for each distribution date from and including the distribution date in __________ to and including the distribution date in ____________ and (iii) 0.00% for each distribution date thereafter and (b) the weighted average of the Net Mortgage Rates of the Mortgage Loans. The Pass-Through Rate for the Class [__] Certificates is equal to the lesser of (i) the London interbank offered rate for one month dollar deposits, which we refer to as One-Month LIBOR, calculated as described in this prospectus supplement under "- Calculation of One-Month LIBOR" plus ____% per annum and (ii) the Net WAC Pass-Through Rate. If the optional termination right as described in this prospectus supplement under "- Optional Termination" is not exercised, the Pass-Through Rates applicable to the Class [__], Class [__], Class [__], Class M-1, Class M-2 and Class M-3 Certificates shall increase by _____% per annum.

         "Policy" is the certificate guaranty insurance policy provided by the Certificate Insurer with respect to specified distributions of principal and interest on the Class [__], Class [__] and Class [__] Certificates.

         ["Pre-Funded Amount" The amount deposited in the pre-funding account on the Closing Date for the purchase of subsequent mortgage loans, which amount is approximately $[__________] with respect to the purchase of subsequent mortgage loans to be included in the Group I Mortgage Loans.]

         ["Pre-Funding Period" The period from the Closing Date up to and including [________ __], 2006, during which the Trustee, on behalf of the trust, may purchase subsequent mortgage loans for inclusion in the trust with amounts on deposit in the pre-funding account.]

         "Prepayment Period" for any distribution date, (i) with respect to the Mortgage Loans serviced by [Name of Servicer], the calendar month preceding the month in which the related distribution date occurs and (ii) with respect to the Mortgage Loans serviced by [Name of Servicer], the period beginning on the sixteenth day of the month preceding the related distribution date and ending on the fifteenth day of the month of such distribution date with respect to prepayments in full, and the calendar month preceding the month in which the related distribution date occurs with respect to prepayments in part.

         "Principal Distribution Amount" with respect to each distribution date, is equal to the sum of (i) Principal Funds and (ii) the Extra Principal Distribution Amount for such distribution date MINUS (iii) the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Principal Distribution Amount with respect to any distribution date be
(x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

         "Principal Funds" generally are equal to the sum, without duplication, of

         (i) the scheduled principal collected during the related Due Period or advanced on or before the related servicer remittance date (as defined in the pooling and servicing agreement),

         (ii) principal prepayments, exclusive of any Prepayment Charges, collected during the related Prepayment Period,

         (iii) the Stated Principal Balance of each Mortgage Loan repurchased by the sponsor or the related servicer,

         (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans delivered by the sponsor or the related servicer in connection with a substitution of a Mortgage Loan,

         (v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

         (vi) the principal portion of the purchase price of the assets of the trust upon the exercise by the Class C Certificateholder or the trustee, as applicable, of its optional termination right; minus

         (vii) amounts reimbursable to the servicers, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not reimbursed from the Interest Remittance Amount.

         "Principal Remittance Amount" with respect to each distribution date, is equal to Principal Funds for such distribution date net of any amounts payable or reimbursable therefrom to the servicers, the trustee, the custodian or the credit risk manager.

         "Realized Loss" means (a) the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the Net Liquidation Proceeds with respect to such Mortgage Loan and (b) as to any Mortgage Loan, a Deficient Valuation. To the extent the related servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

         "Reimbursement Amount" is the aggregate of any payments made with respect to the Class [__], Class [__] and Class [__] Certificates by the Certificate Insurer under the Policy to the extent not previously reimbursed and all costs and expenses incurred in connection with any action, proceeding or investigation in connection with the Policy, including without limitation, reasonable attorney's fees and any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interest, plus interest on that amount at the rate set forth in the Policy.

         "Relief Act" means the Servicemembers Civil Relief Act of 2003 or any similar state law.

         "Required Overcollateralization Amount" with respect to any distribution date prior to the Stepdown Date, ____% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and with respect to any distribution date thereafter, the greater of (i) ____% of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) 0.35% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Required Overcollateralization Percentage" with respect to any distribution date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

         "Senior Certificates" consist of the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates.

         "Senior Interest Distribution Amount" with respect to any distribution date and any class of Senior Certificates, an amount equal to the Interest Distribution Amount for such distribution date for such class and the Interest Carry Forward Amount, if any, for such distribution date for such class.

         "Senior Principal Distribution Amount" with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o        the Principal Distribution Amount for that distribution date;
                  and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (y) the sum of approximately ____% and the Required Overcollateralization Percentage.

         "Stated Principal Balance" of any Mortgage Loan means, with respect to any distribution date, the principal balance thereof as of the Cut-off Date minus the sum of

         (i) the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

         (ii) all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated Mortgage Loan is zero.

         "Stepdown Date" will be the earlier to occur of (1) the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the distribution date in ____________ and (y) the first distribution date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the distribution date) is greater than or equal to approximately ______%.

         ["Subsequent Cut-off Date" With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

         "Subsequent Recoveries" means the amount recovered by the related servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

         ["Subsequent Transfer Date" With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

         "Trigger Event" with respect to any distribution date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Mortgage Loan by foreclosure, sale, disposition or otherwise ("REO Property")) by (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds ____% of the Credit Enhancement Percentage of the Senior Certificates for the prior distribution date, or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such distribution date:

                     Distribution Date                       Percentage
               ---------------------------            -------------------------



TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                  Item                         Fee                     Paid From
         ---------------------------      -------------     -----------------------------------
         Master Servicing Fee(1)(2)            ___bp         Mortgage Loan Interest Collections
         Trustee Fee                           ___bp         Master Servicing Fee
         Servicer Fee                          ___bp         Master Servicing Fee

         (1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

         (2)      Master Servicer pays trustee and servicer fees out of its fee.

         (3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to Certificateholders.


SUBORDINATION AND ALLOCATION OF REALIZED LOSSES

         Any Realized Losses on the Mortgage Loans will be applied on any distribution date as follows: first, in reduction of Net Monthly Excess Cashflow, second, in reduction of the Overcollateralization Amount, until reduced to zero, third, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fifth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

         The pooling and servicing agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled. With respect to the Class [__], Class [__] and Class [__] Certificates, however, the Policy will insure the timely payment of interest and ultimate collection of principal on those certificates.

         Except as otherwise provided below, once Realized Losses have been allocated to the Class M-1, Class M-2 and Class M-3 Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

         Any allocation of a Realized Loss to a Class M-1, Class M-2 or Class M-3 Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         In the event that a servicer collects any Subsequent Recoveries with respect to a defaulted Mortgage Loan after the liquidation or disposition of such Mortgage Loan, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under "Description of the Certificates--Distributions--Allocation of Payments on the Mortgage Loans" in this prospectus supplement and the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in the order of seniority, by the amount of such Subsequent Recoveries. Holders of the Mezzanine Certificates will not be entitled to any payment of current interest on the amount of such increase for any Interest Accrual Period preceding the distribution date on which such increase occurs.

PERMITTED INVESTMENTS

         To the extent provided in the pooling and servicing agreement, amounts on deposit in a Collection Account and Deposit Account (as defined in the pooling and servicing agreement) may be invested in Permitted Investments (as defined in the pooling and servicing agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the pooling and servicing agreement, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the related Servicer under the applicable servicing agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. At any time, any one or more of the following obligations and securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted
Investment:

         (i) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

         (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" and "Aaa" in the case of S&P and Moody's (the initial rating of the Senior Certificates (other than the Class [___] Certificates and Class [___] Certificates, which are rated "Aa1" by Moody's));

         (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

         (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

         (vii) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

         (viii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments then held in the Distribution Account;

         (ix) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

         (x) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Senior Certificates; and

         (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency.

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Class [__] Certificates (other than the first Interest Accrual Period), which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the Closing Date.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class [__] Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class [__] Certificates for such Interest Accrual Period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o        with an established place of business in London,

         o        which have been designated as such by the trustee, and

         o which are not controlling, controlled by, or under common control with, the depositor or the sponsor.

         The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class [__] Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         The depositor has engaged the trustee to make available to each certificateholder, the Certificate Insurer, the servicers and the depositor a statement generally setting forth the following information:

1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

2. the amount of such distribution to holders of the certificates allocable to interest;

3. the Certificate Principal Balance or Notional Balance of the certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

4. the Stated Principal Balance of all the Mortgage Loans in the aggregate for the following distribution date;

5. the Pass-Through Rate for each class of certificates for such distribution date; and

6. the cumulative Realized Losses for the Mortgage Pool through the end of the preceding month.

         The depositor will engage the trustee to make the monthly statement and, at the trustee's option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website. Assistance in using the website service can be obtained by calling the trustee's customer service desk at (___) ____-____. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the depositor will engage the trustee to prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

         The depositor makes no representation, and does not guarantee that, the trustee will provide such statements to the certificateholders as described above.

                     THE CAP AGREEMENT AND THE CAP PROVIDER

         The Class [__] Certificates will have the benefit of an interest rate cap agreement (the "Cap Agreement"). The Cap Agreement will be documented pursuant to a confirmation incorporating the terms and conditions of an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule.

         The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Cap Agreement is [less than 10%].

         Pursuant to the Cap Agreement, _________________ (together with any successor, the "Cap Provider") will agree to pay to the trustee for the benefit of the holders of the Class [__] Certificates, an amount equal to the product of:

         (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

         (2)      the related Class [__] Scheduled Notional Amount;

         (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date), and the denominator of which is 360; and

         (4)      100.

         The Class [__] Scheduled Notional Amount and specified Strike Rate with respect to each distribution date is set forth below.

                              CLASS [__] SCHEDULED
   DISTRIBUTION DATE            NOTIONAL AMOUNT ($)            STRIKE RATE (%)
------------------------     ------------------------         -----------------




         The Cap Agreement will terminate after the distribution date in
________________.

         If, on any distribution date, the cap payments made by the Cap Provider with respect to the Class [__] Certificates exceed the amount of the Net WAC Rate Carryover Amounts attributable to the Class [__] Certificates, for such distribution date, such excess will be distributed to the Class C Certificates.

         The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

         [DESCRIPTION OF CAP PROVIDER]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers' equity in such properties, and changes in the borrowers' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loan documents provide for prepayment charges. Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provided for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related Mortgage Note. These Prepayment Charges, if still applicable and if enforced by the servicers would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The Mortgage Loans were underwritten generally in accordance with underwriting standards described in this prospectus supplement under "The Mortgage Pool--Underwriting Standards" and "--Modified Standards" and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

         The weighted average life and yield to maturity of each class of Offered Certificates (other than the Class [__] Certificates) will also be influenced by the amount of Excess Spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates (other than the Class [__] Certificates) will be influenced by, among other factors,

         o the overcollateralization level of the Mortgage Loans in the Mortgage Pool at such time, i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates (other than the Class [__] Certificates);

         o        the delinquency and default experience of the Mortgage Loans;
                  and

         o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class C Certificates and the Residual Certificates in each case as provided in the pooling and servicing agreement when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates (other than the Class [__] Certificates), the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates--Distributions" and "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the Offered Certificates and, in particular the Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans. If a Realized Loss is allocated to a class of Mezzanine Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the borrower is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the servicers to collect full amounts of interest on such Mortgage Loans. Each servicer is obligated to pay from its own funds up to the related amount of Compensating Interest only those interest shortfalls attributable to voluntary principal prepayments by the borrowers on the Mortgage Loans. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any Compensating Interest payments by the related servicer or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates-Distributions" in this prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans-Servicemembers Civil Relief Act" in the prospectus.

YIELD CONSIDERATIONS FOR THE MEZZANINE CERTIFICATES

         The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Mezzanine Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those Realized Losses and by the timing thereof. See "Description of the Certificates--Subordination and Allocation of Realized Losses" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Mezzanine Certificates. If the purchaser of a Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the Offered Certificates (other than the Class [__] Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         The "last scheduled distribution date" for each class of Offered Certificates (other than the Class [__] Certificates) is the distribution date in _____________, which is the distribution date in the month following the maturity date of latest maturing Mortgage Loan [(including any subsequent mortgage loan expected to be purchased by the trust during the Pre-Funding Period)]. The "last scheduled distribution date" with respect to the Class [__] Certificates is the distribution date in ___________. The actual final distribution date with respect to each class of certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

         o Excess Spread to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent required to achieve the Required
                  Overcollateralization Amount as described in this prospectus supplement; and

         o the holder of the Class C Certificate or the trustee, as applicable, may exercise its option to repurchase all the assets of the trust as described under "-Optional Termination" herein.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 10% in the first month of the life of such pool, such rate increasing by an additional approximate 1.36% CPR (precisely 15%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o the Mortgage Pool consists of ____ Mortgage Loans with the characteristics set forth below;

         o distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in ______________;

         o the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur;

         o none of the Class C Certificateholder, the trustee, the servicers or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables;

         o scheduled payments are assumed to be received on the first day of each month commencing in ______________, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in ______________, and include 30 days, interest thereon;

         o the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed Mortgage Loan characteristics stated below;

         o        the certificates are purchased on ______________;

         o the level of One-Month LIBOR remains constant at ____% per annum;

         o the level of Six-Month LIBOR remains constant at ___% per annum;

         o the level of One-Year LIBOR remains constant at ___% per annum;

         o        the level of One-Year CMT remains constant at ___% per annum;
                  and

         o the Certificate Principal Balance of the Class P Certificates is $0.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                                      Remaining
                                                                   Remaining                         Remaining       Interest Only
Mortgage      Current        Gross Mortgage     Net Mortgage    Amortization Term       Age        Balloon Term           Term
  Loan       Balance ($)        Rate (%)         Rate (%)          (in months)      (in months)     (in months)       (in months)
---------  --------------  -----------------  ---------------  ------------------  ------------   --------------  -----------------







              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage...............     100         100         100          100         100         100          100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in
years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.


(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS [__]
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS M-1
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS M-2
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS M-3
                                     ---------------------------------------------------------------------------------
DISTRIBUTION DATE                        25%         50%         75%         100%        125%       150%         200%
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Initial Percentage...............       100         100           100        100          100        100        100
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, ]Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............
[Month] 25, [Year]...............

Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

-----------------
(1)      The weighted average life of the Offered Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2) Assumes that the Class C Certificateholder or the trustee, as applicable, exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

CLASS [__] CERTIFICATES YIELD CONSIDERATIONS

         Investors in the Class [__] Certificates should be aware that the Class [__] Certificates will not receive any payments of principal prior to the distribution date occurring in _____________, and will receive a disproportionately small portion of principal payments prior to the distribution date occurring in _____________ with respect to the Mortgage Loans unless the Certificate Principal Balances of the Senior Certificates (other than the Class [__] Certificates) have been reduced to zero. As a result, the weighted average life of the Class [__] Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class [__] Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to principal distributions. On or after the distribution date in ___________, if the Certificate Principal Balance of the Class [__] Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including borrower prepayments, on the Mortgage Loans will be allocated to the Class [__] Certificates.

CLASS [__] CERTIFICATES YIELD CONSIDERATIONS

         If, at any time the Notional Balance of the Class [__] Certificates is reduced to the aggregate Stated Principal Balance of the Mortgage Loans, the yield to investors in the Class [__] Certificates will become extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Investors in the Class [__] Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

         Based upon the modeling assumptions, and further assuming (i) prepayments occur at approximately ___% CPR and (ii) an assumed purchase price of _______%, the pre-tax yield of the Class [__] Certificates would be approximately 0%.

         The following table indicate the sensitivity of the pre-tax yield to maturity on the Class [__] Certificates to various constant rates of prepayment on the related Mortgage Loans by projecting the monthly aggregate payments on the Class [__] Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions including the assumptions regarding the characteristics and performance of such Mortgage Loans which may differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class [__] Certificates may result in yields being different from those shown in the following table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the following table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Sensitivity of Pre-Tax Yield to Maturity of the
                     Class [__] Certificates to Prepayments
                                Percentage of CPR

                               68%        69%        70%       71%        72%
                           ---------  ---------  ---------  ---------  ---------
Assumed Purchase Price*

-----------
*Assumed purchase price does not include accrued interest.


         The pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class [__] Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for the Class [__] Certificates listed in the table. Accrued interest is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [__] Certificates, and thus do not reflect the return on any investment in the Class [__] Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class [__] Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of such certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class [__] Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class [__] Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                   THE SPONSOR

         Nomura Credit & Capital, Inc., the Sponsor, is a Delaware corporation whose principal offices are located in New York, New York. The Sponsor has a book value of approximately $[_____] million as of [_______________], and is a subsidiary of Nomura Holding America Inc., a global investment banking and securities firm having a market capitalization of approximately $[____] billion. The Sponsor is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset backed warehouse and repurchase financings of non-securities. The Sponsor is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Home Equity Loan, Inc., the Depositor for this transaction. The Sponsor was incorporated in the State of Delaware on January 11, 1996. The Sponsor maintains its principal office at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300.

         Since 2002 the Sponsor has been purchasing residential mortgage loans, comprised primarily of newly originated, conforming and non-conforming balance, Alt-A, first-lien, fixed and adjustable rate mortgages, as well as second-lien and subprime mortgages, in excess of $[___] billion as of [______________]. The Sponsor is responsible for pooling the mortgage loans to be securitized by the Depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions. The Sponsor also sells residential mortgage loans and related servicing to third-party investors.

         The Sponsor has been actively securitizing residential mortgage loans since April 2003. The following table describes the size (at issuance), composition and growth of the Sponsor's total portfolio of assets it has publicly securitized as of the dates indicated. As of the date of this prospectus supplement, none of the securitization transactions sponsored by the Sponsor since April 2003 and involving the Depositor have defaulted or experienced a trigger event.

                      DECEMBER 31, 2003            DECEMBER 31, 2004            DECEMBER 31, 2005
                   ------------------------     ------------------------     ------------------------
                                   TOTAL                        TOTAL                         TOTAL
                                 PORTFOLIO                    PORTFOLIO                     PORTFOLIO
   LOAN TYPE        NUMBER        OF LOANS       NUMBER        OF LOANS       NUMBER        OF LOANS
----------------   --------     -----------     --------     -----------     --------     -----------
Alt-A ARM                       $                            $                            $
Alt-A Fixed                     $                            $                            $
Seconds                         $                            $                            $
SubPrime                        $                            $                            $


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at http://www.nomuradeals.com.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                 ISSUING ENTITY

         Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series [________] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the servicer, the master servicer, the securities administrator and the trustee, dated as of [________] (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the Home Equity Loan Trust, Series [________] will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "Description of the Agreements -- Amendment" in the prospectus.

         The assets of the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series [________] will consist of the Mortgage Loans and certain related assets.

         Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series [________]'s fiscal year end is December 31.

                                  THE DEPOSITOR

         Nomura Home Equity Loan Inc., the Depositor, is a special purpose corporation incorporated in the State of Delaware on April 26, 2005. The principal executive offices of the Depositor are located at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         The Depositor has been actively serving as a private secondary mortgage market conduit for residential mortgage loans since its inception. Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $[___] billion as of [________].

         After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

         All of the shares of capital stock of the Depositor are held by Nomura Asset Capital Corporation, a Delaware corporation.

ADDITIONAL INFORMATION

         The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

                                  THE SERVICERS

[DESCRIPTION OF SERVICERS]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer. Among other things, the servicers are obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, each servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties as described in the pooling and servicing agreement. Pursuant to the terms of the pooling and servicing agreement, each servicer is entitled to reimbursement for P&I Advances, servicing advances, servicing fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the related Mortgage Loans.

         The sponsor has the right to terminate ________ as servicer of the related Mortgage Loans, without cause, or hire a special servicer with respect to the Mortgage Loans, in each case upon thirty days' notice, subject to certain conditions set forth in the pooling and servicing agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of the servicer in connection with the transfer of the servicing, and appointment by the sponsor of a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any successor servicer must be reasonably acceptable to the trustee and require the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors--A transfer of servicing of certain of the mortgage loans may result in higher delinquencies and defaults and may adversely affect the yield on your certificates" in this prospectus supplement.

         The principal compensation to be paid to each servicer in respect of the servicing activities performed by such servicer will be ____% per annum (the "Servicing Fee Rate") with respect to each Mortgage Loan serviced by such servicer on the Stated Principal Balance thereof (the "Servicing Fee"). As additional servicing compensation, each servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by such Servicer, to the extent collected from the borrowers, together with any interest or other income earned on funds held in the related Custodial Account (as defined herein) and any escrow accounts.

         In general, each servicer is obligated to offset any Prepayment Interest Shortfall on any distribution date, with Compensating Interest on such distribution date; PROVIDED HOWEVER that the obligation of the servicers with respect to the payment of Compensating Interest shall be limited (i) with respect to the Mortgage Loans serviced by ________, [to half of] the Servicing Fee payable to __________ for such month and (ii) with respect to the Mortgage Loans serviced by ___________, to the aggregate Servicing Fee payable to _____ for such month. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement.

P&I ADVANCES

         Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the trustee from its own funds or from funds available in the related Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the related servicer remittance date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a "P&I Advance").

         P&I Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such servicer out of any funds in the related Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         Failure of the applicable servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. Such event of default would obligate the trustee, as successor servicer, or any other successor servicer appointed by the trustee, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.

           THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

GENERAL

         The information set forth in the following paragraph has been provided by the master servicer and the securities administrator. None of the Depositor, the Sponsor, the servicer, the trustee, the underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

         [Wells Fargo Bank, National Association ("Wells Fargo Bank")] will act as master servicer and securities administrator under the Pooling and Servicing Agreement. [Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $[____] billion in assets, [___] million customers and [_______] employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Master Servicer. [Wells Fargo Bank] will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer will be responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer will be required to enforce certain remedies on behalf of the trust against the defaulting servicer. As of [______________], Wells Fargo Bank was acting as master servicer for approximately [____] series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $[________________]. The master servicer will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

         Securities Administrator. Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, [Wells Fargo Bank] will be responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. It has acted as securities administrator with respect to more than [______] series of securities, and, as of [____________], Wells Fargo Bank was acting as securities administrator with respect to more than $[___________________] of outstanding residential mortgage-backed securities. The securities administrator will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

CUSTODIAN

         [Wells Fargo Bank] is acting as custodian of the mortgage loan files pursuant to the custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as custodian and the Servicers. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files.

         Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         The custodian shall be entitled to a monthly fee for the performance of its respective obligations under the custodial agreement. The monthly fee will be paid by the master servicer and the expenses of the custodian will be paid out of the trust fund prior to making payments to the certificateholders.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the master servicer in respect of its master servicing activities for the certificates will be [a master servicing fee equal to one-twelfth of the product of [________]% multiplied by the scheduled principal balance of the Mortgage Loans as of the Due Date in the preceding calendar month] in addition to any interest or other income earned on funds held in the Distribution Account.

         In the event that a servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any distribution date, the master servicer shall pay such amount up to the aggregate master servicing fee payable to the master servicer on such distribution date.

         The master servicer shall not resign except upon a determination that the master servicer's duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations subject to the conditions set forth in the pooling and servicing agreement.

THE DISTRIBUTION ACCOUNT

         The securities administrator will establish an account (the "Distribution Account") into which will be deposited amounts remitted to it by the servicer for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under "The Servicer - Payments on Mortgage Loans; Deposits to Custodial Account" in this prospectus supplement) maturing on or before the business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related distribution date. All investment income on funds in the Distribution Account shall be for the benefit of the master servicer. Any losses resulting from such investments are required to be reimbursed to the Distribution Account by the master servicer out of its own funds.

TRANSFER OF MASTER SERVICING

         The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) shall execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency's rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing shall deliver to the trustee an officer's certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of ___________________ among the depositor, the servicer, and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the mortgage loan purchase agreement and (vi) [the pre-funding account and any amounts on deposit in the pre-funding account from time to time and (vii)] the Cap Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the sponsor), the related Mortgage Note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the custodian the Mortgage Notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or Mortgage Notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

         On or prior to the Closing Date, the custodian will review the Mortgage Loans and the Related Documents pursuant to a custodial agreement to be entered into among the custodian and the servicers and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the sponsor within 90 days following notification thereof to the sponsor by the custodian or the related servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer. The Purchase Price will be required to be remitted to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the sponsor will be required to remit to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York;
(iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the sponsor's knowledge, each servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents (without regard to the Policy), the sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii),
(iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders.

         Mortgage Loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNT AND DISTRIBUTION
ACCOUNT

         Each servicer shall establish and maintain or cause to be maintained a separate trust account (the "Custodial Account") for the benefit of the certificateholders and the Certificate Insurer. Each Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Within two (2) business days of receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by such servicer (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), such servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the trustee by the applicable servicer. All investment income on funds in a Custodial Account shall be for the benefit of the applicable servicer.

         The trustee will establish a segregated, non-interest bearing trust account (the "Distribution Account") into which will be deposited amounts withdrawn from the Custodial Accounts for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments as provided in the Pooling and Servicing Agreement. All such investment income shall be for the benefit of the trustee.

         Unless the Certificate Insurer has defaulted on its obligations under the Policy and such default is continuing, pursuant to the terms of the Pooling and Servicing Agreement, each Class [__], Class [__] and Class [__] certificateholder agrees that the Certificate Insurer shall be treated by the depositor, the trustee and the sponsor as if the Certificate Insurer were the holder of all of the Class [__], Class [__] and Class [__] Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class [__], Class [__] and Class [__] certificateholders thereunder without any further consent of the holders of the Class [__], Class [__] or Class [__] Certificates, and the holders of the Class [__], Class [__] and Class [__] Certificates will not exercise any of such rights without the prior written consent of the Certificate Insurer.

         The Certificate Insurer shall be subrogated to the rights of each holder of a Class [__], Class [__] and Class [__] Certificate to receive distributions on the Class [__], Class [__] and Class [__] Certificates to the extent of any payment by the Certificate Insurer under the Policy.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the servicers and the trustee, without the consent of certificateholders but, for so long as the Class [__], Class [__] or Class [__] Certificates are outstanding or any amounts are owed to the Certificate Insurer, with the consent of the Certificate Insurer,

         o        to cure any ambiguity,

         o        to correct or supplement any provision therein, or

         o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

         In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders but, for so long as the Class [__], Class [__] or Class [__] Certificates are outstanding or any amounts are owed to the Certificate Insurer, with the consent of the Certificate Insurer, to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the servicers and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby and for so long as the Class [__], Class [__] or Class [__] Certificates are outstanding or any amounts are owed to the Certificate Insurer, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

         o reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as REMICs for federal tax purposes.

VOTING RIGHTS

         As of any date of determination,

         o holders of the certificates, other than the Class [__], Class P, Class C and Class R Certificates, will be allocated 93.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances;

         o holders of the Class [__] Certificates will be allocated 2% of all voting rights; provided, however, that after ________________, the voting rights allocated to the Class [__] Certificates will be allocated to the remaining classes of Offered Certificates in proportion to their respective outstanding Certificate Principal Balances;

         o holders of the Class C Certificates will be allocated 3% of all voting rights;

         o holders of the Class P Certificates will be allocated 1% of all voting rights; and

         o holders of the Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any Mortgage Loan which is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which such amount is to be distributed to the certificateholders, plus any portion of the servicing fee, servicing advances and P&I Advances payable to the related servicer of the Mortgage Loan, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Mortgage Loan prior to the purchase thereof.

OPTIONAL TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in "Description of the Securities-Termination" in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and the fair market value of any properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date [(which includes the subsequent mortgage loans identified and expected to be purchased by the trust during the Pre-Funding Period)]. In the event the Master Servicer exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer and the Securities Administrator as of the termination date. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds, (i) 100% of the then outstanding certificate principal balance of the offered certificates, plus (ii) one month's interest on the then outstanding certificate principal balance or notional amount of the offered certificates at the then applicable interest rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the offered certificates are entitled, together with the amount of any Basis Risk Carryover Amounts payable to the Class [__] Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the earlier of (i) the Last Scheduled Distribution Date and (ii) the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities-Termination" in the prospectus.

         The Master Servicer shall have the right to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of such election is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

         Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated,
(ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and
(iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to the Pooling and Servicing Agreement and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to the Pooling and Servicing Agreement. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

         Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with the Pooling and Servicing Agreement in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

         In the event that the Master Servicer purchases all the Loans and each REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I pursuant to the Pooling and Servicing Agreement, the Trust Fund shall be terminated in accordance with the following additional requirements:

         (i) The Securities Administrator shall specify the first day in the 90 day liquidation period in a statement attached to each REMIC's final tax return pursuant to Treasury regulation
                  Section 1.860F 1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Master Servicer;

         (ii) During such 90 day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Master Servicer for cash; and

         (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         At the expense of the requesting Master Servicer (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.1, at the expense of the Trust
Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to the Pooling and Servicing Agreement.

         By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90 day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement include:

         o any failure by the servicer to remit to the trustee any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for three business days after the day on which such payment or advance was required to be made by the servicer;

         o any failure by the servicer to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for 60 days after the giving of written notice of such failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

         o a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         o failure on the part of the servicer to duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the Pooling and Servicing Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the Trustee.

RIGHTS UPON EVENT OF DEFAULT

         Upon the occurrence and continuance of an Event of Default under the Pooling and Servicing Agreement with respect to the payment obligations of the applicable servicer, the trustee shall terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement and in and to the related Mortgage Loans. In addition, upon the occurrence and continuance of any other Event of Default under the Pooling and Servicing Agreement, the trustee may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement and in and to the related Mortgage Loans. Upon the termination of the applicable servicer under the Pooling and Servicing Agreement the trustee shall automatically succeed to all of the responsibilities and duties of the applicable servicer under the Pooling and Servicing Agreement including the obligation to make any P&I Advance required to be made by the applicable servicer on the distribution date immediately following the occurrence of such Event of Default subject to the trustee's determination of recoverability thereof; PROVIDED, HOWEVER, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the applicable servicer at or prior to the termination of such servicer with respect to any payment default or at or prior to the time of receipt by such servicer of a notice of termination following the occurrence of any other Event of Default, and there will be a period of transition, not to exceed 90 days, before the servicing functions can be fully transferred to the successor servicer. As compensation therefor, the trustee shall be entitled to all funds relating to the Mortgage Loans which the applicable servicer would have been entitled to retain if such servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the trustee as provided above. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of the related Mortgage Loans. The costs and expenses of the trustee in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an Event of Default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         [DESCRIPTION OF TRUSTEE]

         As compensation for the performance of its duties under the Pooling and Servicing Agreement, the trustee shall be entitled to all amounts earned on funds on deposit in the Distribution Account. The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by each servicer for any losses, liabilities or expenses resulting from such servicer's breach of its obligations as provided in the Pooling and Servicing Agreement.

         The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

         (a) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

         (b) On each Distribution Date, the Paying Agent shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in the Pooling Servicing Agreement based solely on the report of the Trustee.

         (c) Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

         (d) If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

                  (i) Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise;

                  (ii) The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement;

                  (iii) Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE AGREEMENTS--DUTIES OF THE TRUSTEE" IN THE PROSPECTUS.

         The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of the Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon). In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Trustee shall not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement shall not be construed to render them partners, joint venturers or agents of one another. None of the foregoing shall be construed, however, to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         FOR A DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE AGREEMENTS--RESIGNATION AND REMOVAL OF THE TRUSTEE" IN THE PROSPECTUS.

                                   THE POLICY

         The following summary of the provisions of the certificate guaranty insurance policy, referred to in this prospectus supplement as the Policy, to be issued by the Certificate Insurer does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the Offered Certificates, the Certificate Insurer will deliver the Policy to the trustee for the benefit of each holder of a Class [__], Class [__] and Class [__] Certificate. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each holder of a Class [__], Class [__] and Class [__] Certificate the full and complete payment of (i) the Guaranteed Distribution on each distribution date (as defined below) and (ii) the amount of any distribution of principal or interest to any holder of a certificate of that class which distribution subsequently is avoided in whole or in part as a Preference Payment (as defined below) under applicable law.

         As provided by the Policy, the Certificate Insurer will pay any amount payable thereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Guaranteed Distribution is due or the second business day following receipt in New York, New York on a business day by the Certificate Insurer of a notice; provided that, if the notice is received after 12:00 noon, New York City time, on that business day, it will be deemed to be received on the following business day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

         The Certificate Insurer will pay any Preference Amount when due to be paid pursuant to the order referred to below, but in any event on the distribution date next following receipt on a business day by the Certificate Insurer of (i) a certified copy of a final, non-appealable order, referred to as an order, of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee or the holder of a Class [__], Class [__] Certificate or Class [__] Certificate is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the trustee or the holder of a Class [__], Class [__] or Class [__] Certificate,
(ii) a certificate by or on behalf of the trustee that the order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the trustee, irrevocably assigning to the Certificate Insurer all rights and claims of the trustee or the holder of a Class [__], Class [__] or Class [__] Certificate relating to or arising under the Pooling and Servicing Agreement against the estate of the trustee or otherwise with respect to such Preference Amount and (iv) a notice of nonpayment appropriately completed and executed by the trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, and not to the trustee or the holder of a Class [__], Class [__] or Class [__] Certificate directly, unless the trustee or the holder of a Class [__], Class [__] or Class [__] Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the Certificate Insurer will pay the trustee on behalf of the holder of a Class [__], Class [__] and Class [__] Certificate, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.

         Under the Policy, "business day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the Commonwealth of Pennsylvania, the State of Minnesota, the State of Maryland, the States in which the Servicers' servicing operations are located or the city in which any corporate office of the trustee or the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

         "GUARANTEED DISTRIBUTION" as used in this section means, with respect to the Class [__], Class [__] and Class [__] Certificates as of any Distribution Date, the distribution to be made to the holders of the Class [__], Class [__] and any Class [__] Certificates in an aggregate amount equal to the sum of, (i) any shortfalls in amounts available to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of the Class [__], Class [__] and Class [__] Certificates at the related Pass-Through Rate, net of (a) any Prepayment Interest Shortfalls allocated to the Class [__], Class [__] and Class [__] Certificates, and (b) any interest shortfalls resulting from the application of the Relief Act allocated to the Class A- 4, Class [__] or Class [__] Certificates and (ii) the Certificate Principal Balance of the Class [__], Class [__] and Class [__] Certificates to the extent unpaid on the applicable last scheduled Distribution Date. A Guaranteed Distribution will not include any Net WAC Rate Carryover Amounts.

         "NOTICE" as used in this section means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form required pursuant to the Policy, the original of which is subsequently delivered by overnight delivery or by registered or certified mail, from the trustee specifying the Guaranteed Distribution which will be due and owing on the applicable distribution date.

         "PREFERENCE AMOUNT" as used in this section means, with respect to the Class [__], Class [__] and Class [__] Certificates, any payment of a Guaranteed Distribution on such certificate which has become due for payment under the Pooling and Servicing Agreement and which is made to a holder of such certificate by or on behalf of the trustee which has been deemed a preferential transfer and theretofore recovered from the holder of a Class [__], Class [__] or Class [__] Certificate pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         The "TERM OF THE POLICY" as used in this section means the period from and including the date of issuance of the Policy to and including the date on which (i) the Certificate Principal Balance of the Class [__], Class [__] and Class [__] Certificates is reduced to zero, (ii) any period during which any payment on the Class [__], Class [__] and Class [__] Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the Policy whether or not such funds are properly applied by the trustee.

         The Certificate Insurer will be subrogated to the rights of each holder of a Class [__], Class [__] and Class [__] Certificate to receive distributions to the extent of any payment by the Certificate Insurer under the Policy.

         There shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Certificate Insurer.

         The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The Policy may not be cancelled or revoked prior to payment in full of the Class [__], Class [__] and Class [__] Certificates. The Policy is governed by the laws of the State of New York.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                            [THE CERTIFICATE INSURER]

[DESCRIPTION OF CERTIFICATE INSURER]

         The following table sets forth the capitalization of [_________________] and subsidiaries as of December 31, [___], December 31, [___] and June 30, [___] in conformity with U. S. generally accepted accounting principles.

                             [_____________________]
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                                  DECEMBER 31,      DECEMBER 31,
                                                             DECEMBER 31, [___]       [___]       [___] (UNAUDITED)
                                                             ------------------   ------------    -----------------
Unearned premiums...........................................
Long-term debt..............................................
Notes payable to affiliates.................................
Other liabilities...........................................
   Total liabilities........................................
Stockholder's equity:.......................................
   Common stock.............................................
   Additional paid-in capital...............................
   Accumulated other comprehensive income...................
   Retained earnings........................................
   Total stockholder's equity...............................
   Total liabilities and stockholder's equity...............

         For additional financial information concerning [_________________], see the audited consolidated financial statements of [_______________________] incorporated by reference herein. Copies of the consolidated financial statements of [_______________________] incorporated by reference and copies of [_______________________]'s annual statement for the year ended December 31, [___], are available without charge from [_______________________]. The address of [_______________________]'s administrative offices and its telephone number are [_________________] and (__) ___________.

[THE CERTIFICATE INSURER'S CREDIT RATINGS]

         The financial strength of the Certificate Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Certificate Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.]

                             THE CREDIT RISK MANAGER

         _______________, as credit risk manager for the trust (the "Credit Risk Manager") will monitor the performance of, and make recommendations to the servicers regarding certain delinquent and defaulted Mortgage Loans and will report to the depositor on the performance of such Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicers in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager's Fee" until the termination of the trust, until its removal by the sponsor pursuant to the Pooling and Servicing Agreement or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the Stated Principal Balance of the Mortgage Loans.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

         For federal income tax purposes (i) the Class R Certificates will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts), the Class P Certificates and the Class C Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

         For federal income tax purposes, certain classes of certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to [___]% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences-General" and "-REMICs-Sales of REMIC Certificates" in the prospectus.

         The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class [__] Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class [__] Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

         If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences- REMICs" in the prospectus.

         Each holder of an Offered Certificate (other than a Class [__] Certificate) is deemed to own an undivided beneficial ownership interest in a REMIC and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The Reserve Fund is not an asset of any REMIC.

         The treatment of amounts received by a holder of an Offered Certificate (other than a Class [__] Certificate) under that certificateholder's right to receive a Net WAC Rate Carryover Amount will depend on the portion, if any, of the certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate (other than a Class [__] Certificate) must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the trustee is required to treat payments made to the holders of the Offered Certificates (other than the Class [__] Certificates) with respect to a Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts may be treated as having more than a DE MINIMIS value as provided in the Pooling and Servicing Agreement. Information regarding such amounts will be available from the trustee upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. If an argument of this kind were to be sustained, the Offered Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the trustee is required to account for the REMIC Regular Interest and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates (other than the Class [__] Certificates) will be unable to use the integration method provided for under these regulations with respect to the Offered Certificates. Ownership of the right to Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Net WAC Rate Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a "Notional Principal Contract."

         In the event that a certificateholder's right to receive Net WAC Rate Carryover Amounts is characterized as a "Notional Principal Contract," upon the sale of an Offered Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts would be considered a "termination payment" under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts.

         Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph applies to the Offered Certificates (other than the Class [__] Certificates) exclusive of any rights in the Reserve Fund. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a an offered Certificateholder's (other than a Class [__] Certificateholder's) basis or income allocable to the right to receive Net WAC Rate Carryover Amounts will qualify for such treatment. As a result, those certificates are not suitable investments for inclusion in another REMIC. See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement and "Material Federal Income Tax Consequences-- REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

         The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Senior Certificate (other than a Class [__] Certificate) or a Mezzanine Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The value of the right to receive any Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because Net WAC Rate Carryover Amounts are treated as a separate right of the Senior Certificates (other than the Class [__] Certificates) and Mezzanine Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve fund will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters' Exemption, as currently in effect and as described under "ERISA Considerations" in the prospectus. The Underwriters' Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption ("PTE") 93-32, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65 F.R. 67765 and PTE 2002-41 at 67 F.R. 54487. The Underwriters'
Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch Ratings, Moody's or Standard & Poor's at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the certificates.

         Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch Ratings, Moody's or Standard & Poor's, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicers and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan are encouraged to consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         Except as to the status of the Senior Certificates and Class M-1 Certificates as "mortgage related securities", the depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Nomura Securities International Inc., as underwriter, the depositor has agreed to sell the Offered Certificates to the underwriter, and the underwriter has agreed to purchase the Offered Certificates from the depositor. Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor.

                                     EXPERTS

         The consolidated financial statements of [Certificate Insurer] and subsidiaries as of December 31, _______ and ______, and for each of the years in the three-year period ended December 31, ______, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of ___________, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of _______ refers to changes, in _______, in _____________'s methods of accounting for variable interest entities and stock-based compensation.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by the Rating Agencies.

                                [Name of Rating      [Name of Rating
               Class                Agency]              Agency]
            -----------         ---------------     -----------------
               [___]
               [___]
               [___]
               [___]
               [___]
               [___]
               [___]
               [___]
                M-1
                M-2
                M-3

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The security ratings on the Class [__], Class [__] and Class [__] Certificates are without regard to the Policy.

         The depositor has not requested ratings of the Offered Certificates by any rating agency other than the rating agencies referred to above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS


[Initial] Mortgage Loans...........................
Adjustment Date....................................
Available Distribution Amount......................
Balloon Loans......................................
Cap Agreement......................................
Cap Provider.......................................
Certificate Insurer................................
Certificate Principal Balance......................
Class [__] Lockout Distribution Percentage.........
Class [__] Lockout Principal Distribution Amount...
Class M-1 Principal Distribution Amount............
Class M-2 Principal Distribution Amount............
Class M-3 Principal Distribution Amount............
Clearstream........................................
Compensating Interest..............................
CPR................................................
Credit Enhancement Percentage......................
Credit Risk Manager................................
Credit Risk Manager's Fee..........................
CSSF...............................................
Custodial Account..................................
Cut-off Date.......................................
Deficient Valuation................................
Deleted Mortgage Loans.............................
Distribution Account...............................
DTC................................................
Due Date...........................................
Due Period.........................................
Euroclear..........................................
Excess Spread......................................
Extra Principal Distribution Amount................
Financial Intermediary.............................
First Lien Mortgage Loans..........................
Global Securities..................................
Gross Margin.......................................
Guaranteed Distribution............................
Index..............................................
Insurance Proceeds.................................
Interest Accrual Period............................
Interest Carry Forward Amount......................
Interest Distribution Amount.......................
Interest Only Loans................................
Interest Remittance Amount.........................
Interest Shortfall.................................
IRS................................................
LIBOR business day.................................
LIBOR Rate.........................................
Liquidated Loan....................................
Liquidation Proceeds...............................
Maximum Mortgage Rate..............................
Mezzanine Certificates.............................
Minimum Mortgage Rate..............................
Mortgage Loan Schedule.............................
Mortgage Loans.....................................
Mortgage Pool......................................
Mortgage Rate......................................
Net Interest Shortfalls............................
Net Liquidation Proceeds...........................
Net Monthly Excess Cashflow........................
Net Mortgage Rate..................................
Net WAC Pass-Through Rate..........................
Net WAC Rate Carryover Amount......................
Notice.............................................
Notional Balance...................................
Notional Principal Contract........................
OID Regulations....................................
One-Year CMT.......................................
One-Year LIBOR.....................................
Overcollateralization Amount.......................
Overcollateralization Increase Amount..............
Overcollateralization Reduction Amount.............
P&I Advance........................................
Parity Act.........................................
Pass-Through Rate..................................
Periodic Rate Cap..................................
Plan...............................................
Policy.............................................
Pooling and Servicing Agreement....................
Preference Amount..................................
Pre-Funded Amount..................................
Pre-Funding Period.................................
Prepayment Charge..................................
Prepayment Interest Shortfall......................
Prepayment Period..................................
Principal Distribution Amount......................
Principal Funds....................................
Principal Remittance Amount........................
PTE................................................
Purchase Price.....................................
Qualified Substitute Mortgage Loan.................
Realized Loss......................................
Reference Banks....................................
Reimbursement Amount...............................
Related Documents..................................
Relevant Implementation Date.......................
Relevant Member State..............................
Relief Act.........................................
REO Property.......................................
Required Overcollateralization Amount..............
Required Overcollateralization Percentage..........
Reserve Fund.......................................
Rules..............................................
SEC................................................
Second Lien Mortgage Loans.........................
Senior Certificates................................
Senior Interest Distribution Amount................
Servicing Fee......................................
Servicing Fee Rate.................................
Six-Month LIBOR....................................
SMMEA..............................................
Stated Principal Balance...........................
Stepdown Date......................................
Subsequent Cut-off Date............................
Subsequent Recoveries..............................
Subsequent Transfer Date...........................
Substitution Shortfall Amount......................
term of the Policy.................................
Trigger Event......................................
Trust..............................................
Underwriter........................................
Wells Fargo Bank...................................

                                                                         ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

         Except under limited circumstances, the globally offered Nomura Home Equity Loan, Inc., Asset Backed Pass-Through Certificates, Series ___-__ (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

         TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SPONSOR AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC sponsor on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream sponsor and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The sponsor will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

         o    a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               $__________________
                                  (APPROXIMATE)



             Asset Backed Pass-Through Certificates, Series __-____

                         NOMURA HOME EQUITY LOAN, INC.,
                      HOME EQUITY LOAN TRUST, SERIES ___-__
                                 Issuing Entity

                          NOMURA HOME EQUITY LOAN, INC.
                                    Depositor

                          NOMURA CREDIT & CAPITAL, INC.
                                     Sponsor

                               [NAME OF SERVICERS]
                                    Servicers

                            [NAME OF MASTER SERVICER]
                  Master Servicer and Securities Administrator



                                  [NOMURA LOGO]



         We are not offering the Series ___-___ Asset Backed Pass-Through Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ___-____ Asset Backed Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series __-___ Asset Backed Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                              ---------------------

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                                                                     [Version 2]

                                      Subject to Completion, Dated [___________]

            Prospectus Supplement (to Prospectus dated [___________])

                          $[____________] (APPROXIMATE)

                         NOMURA HOME EQUITY LOAN, INC.

                       [____________] TRUST [____________]

                                 ISSUING ENTITY

                               ASSET BACKED NOTES

                                 [____________]

                                    SPONSOR

                                 [____________]

                                MASTER SERVICER


--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

The notes offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuing entity will issue the following notes:

       Class             Original Class        Interest     Price to Public      Underwriting       Proceeds to
                      Principal Amount (1)     Rate(2)                             Discount          Depositor
        [ ]                   $[ ]               [ ]%             $[ ]               [ ]%               $[ ]

-----------
(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement and the prospectus, see supplement.


         This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the issuing entity as described in this prospectus supplement.

         [Describe assets of trust fund.]

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Describe underwriting arrangements.]

         On or about [      ], delivery of the notes offered by this prospectus
supplement will be made through the book-entry facilities of The Depository Trust Company.

                                  UNDERWRITER:
                      NOMURA SECURITIES INTERNATIONAL, INC.

               The date of this prospectus supplement is [     ]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                -----------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                -----------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF TERMS................................................................
TRANSACTION STRUCTURE...........................................................
RISK FACTORS....................................................................
DESCRIPTION OF THE TRUST........................................................
DESCRIPTION OF THE NOTES........................................................
[THE INSURANCE POLICY...........................................................
DESCRIPTION OF THE MORTGAGE POOL................................................
ADDITIONAL INFORMATION..........................................................
STATIC POOL INFORMATION.........................................................
THE ORIGINATOR..................................................................
THE SERVICER....................................................................
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS............................
PERMITTED INVESTMENTS...........................................................
TABLE OF FEES AND EXPENSES......................................................
YIELD CONSIDERATIONS............................................................
THE MASTER SERVICER.............................................................
THE ISSUING ENTITY..............................................................
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS......................................
STATE AND LOCAL INCOME TAX CONSIDERATIONS.......................................
ERISA CONSIDERATIONS............................................................
LEGAL INVESTMENT CONSIDERATIONS.................................................
USE OF PROCEEDS.................................................................
UNDERWRITING....................................................................
EXPERTS.........................................................................
LEGAL PROCEEDINGS...............................................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS............................
RATINGS.........................................................................
AVAILABLE INFORMATION...........................................................
REPORTS TO SECURITYHOLDERS......................................................
GLOSSARY OF DEFINED TERMS.......................................................
ANNEX I.........................................................................

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation's principal offices are located at Two World Financial Center, Building B, New York, New York 10281, and its telephone number is 212-667-9300.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                SUMMARY OF TERMS

THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE IMPORTANT FEATURES OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED NOTES, CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS SUMMARY MAY BE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF [ ], UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

THE OFFERED NOTES

         Nomura Home Equity Loan, Inc. [ ] Trust [ ] is offering the Class [ ] Asset Backed Notes as part of Series [ ]. The notes will be issued in book-entry form.

         SEE "DESCRIPTION OF THE NOTES--GENERAL" IN THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF THE MINIMUM DENOMINATIONS AND THE INCREMENTAL DENOMINATIONS OF THE NOTES.

         The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

         The notes will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

         The notes offered hereby represent interests solely in Nomura Home Equity Loan, Inc., Home Equity Loan Trust 2006-[__] and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

PAYMENTS ON THE NOTES

         Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [ ]. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

INTEREST PAYMENTS

         Interest will accrue on the notes at the annual rate described in this prospectus supplement.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS--PAYMENTS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

         The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

         WE EXPLAIN HOW PRINCIPAL IS PAID ON THE NOTES UNDER "DESCRIPTION OF THE NOTES-- PAYMENTS--PAYMENTS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT.

         The last possible day on which the principal of the notes could become payable in full is [ ] and is referred to as the maturity date. The notes could be paid in full before the maturity date.

LIMITED RECOURSE

         The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

[Describe Any Applicable Financial Guaranty Insurance Policy or Guarantee.]

[SUBORDINATION OF PAYMENTS

         No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[OVERCOLLATERALIZATION

         On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [ ]%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [ ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [ ]. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [ ], or to maintain it at that level.

         SEE "DESCRIPTION OF THE NOTES--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT.]

THE ORIGINATOR

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

THE MORTGAGE LOANS

         On the closing date, which is expected to be on or about [ ], the assets of the trust will consist primarily of [describe mortgage loans.]

         [Description of pre-funding account and additional mortgage loans as applicable.]

         Number of mortgage loans with a 100% loan-to-value ratio: [__].

         SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT FOR A GENERAL DESCRIPTION OF THE MORTGAGE LOANS AND "THE ORIGINATOR" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE UNDERWRITING GUIDELINES APPLIED IN ORIGINATING THE MORTGAGE LOANS.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

         The Indenture Trustee will acknowledge the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Indenture Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Indenture Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Indenture Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Indenture Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

[THE PRE-FUNDING ACCOUNT

On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

SEE "DESCRIPTION OF THE NOTES--PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.]

SERVICING OF THE MORTGAGE LOANS

The mortgage loans will be serviced by [ ].

SEE "THE SERVICER" AND "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PURCHASE OF MORTGAGE LOANS

         [ ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the mortgage loans and other assets of the trust. If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

SEE "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE PURCHASE PRICE TO BE PAID FOR THE MORTGAGE LOANS.

TAX STATUS

         Thacher Proffitt & Wood, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

         SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS TO THE NOTES.

ERISA CONSIDERATIONS

         The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

         Investors are encouraged to consult with their legal counsel with respect to the consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the offered notes.

         Any investor in the offered notes will be deemed to make certain representations in connection with the purchase and holding of the offered notes.

         SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THESE ISSUES.

LEGAL INVESTMENT CONSIDERATIONS

         [The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

         There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS OF THE NOTES

         The notes will initially be rated "[ ]" by [Rating Agency], and "[ ]" by [Rating Agency].

         It is a condition to the issuance of the notes that the offered notes receive the following ratings from [____] and [____].

         A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors or whether the investors in the interest only notes may fail to recover fully their initial investment.

         SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS prospectus SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THE NOTE RATINGS.

DISTRIBUTIONS ON THE NOTES

INTEREST DISTRIBUTIONS

         To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

         First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

         Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

         Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

         Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

         With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date.

         All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

PRINCIPAL DISTRIBUTIONS

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

         On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

         Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

         Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

         Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

         On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

         The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

ADVANCES

         Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE

         With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected. The master servicer will pay the indenture trustee's fee and the servicing fees from its fee.

                              TRANSACTION STRUCTURE

                                    [DIAGRAM]

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY AND EFFECT OF PREPAYMENTS

         Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [ ] of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [ ]. The prepayment penalties may be waived by the servicer. A prepayment of a mortgage loan will usually result in a prepayment on the notes.

         o If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes. We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

         SEE "YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS.

         [The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[EFFECT OF CREATION AND MAINTENANCE OF OVERCOLLATERALIZATION ON PAYMENTS OF PRINCIPAL ON THE NOTES

         We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans. These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained. When overcollateralization is less than the level required by [ ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal. When overcollateralization is greater than the level required by [ ], a portion of principal collections on the mortgage loans will be released to the residual certificate. This will slow the rate at which you receive payments of principal.]

GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS

         Approximately [ ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California]. The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

         o Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

         o Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

         o Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

         o Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

         FOR ADDITIONAL INFORMATION REGARDING THE GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS IN THE TRUST, SEE THE APPLICABLE TABLE UNDER "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

[SOME OF THE LOANS IN THE MORTGAGE POOL ARE MORE LIKELY TO DEFAULT THAN OTHERS, AND HIGHER THAN EXPECTED DEFAULTS ON THESE LOANS COULD REDUCE THE YIELD ON YOUR NOTES

         The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan. Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding. This final payment is usually much larger than the previous monthly payments. Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans. High rates of default on these types of loans in the pool will result in greater losses on your notes.

         The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

         o        the level of mortgage interest rates;

         o        the borrower's equity in the mortgaged property;

         o        general economic conditions; and

         o        the availability of credit.

         We cannot predict how these factors will affect the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage pool that consists of these loans.]

[EFFECT OF LACK OF PRIMARY MORTGAGE INSURANCE ON THE NOTES

         Approximately [ ]% of the mortgage loans have loan-to-value ratios greater than [ ]%. None of the mortgage loans are covered by a primary mortgage insurance policy. If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

         SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.]

REAL ESTATE MARKET MAY AFFECT PERFORMANCE OF MORTGAGE LOANS

         A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan. If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[EARLY PRINCIPAL PAYMENT FROM CASH REMAINING IN PRE-FUNDING ACCOUNT

         If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [ ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.] If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [ ]. We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH CAN CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL YOUR NOTES

         Your ownership of the notes will be registered electronically with DTC. The lack of physical notes could:

         o result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

         o make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

         o could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

         SEE "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

LIMITED ABILITY TO RESELL NOTES

         The underwriter is not required to assist in resales of the notes, although it may do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The certificates will not be listed on any securities exchange.

         [Additional risk factors to be provided as applicable.]

FICO SCORES MENTIONED iN THE PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE "LOAN PROGRAM - FICO SCORES" IN THE BASE PROSPECTUS.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE "DESCRIPTION OF THE TRUST FUNDS - MORTGAGE LOANS - FICO SCORES" IN THE BASE PROSPECTUS.

                            DESCRIPTION OF THE TRUST

GENERAL

         Nomura Home Equity Loan, Inc. [ ] Trust [ ] (the "Issuing Entity") will be a [statutory business trust] [common law trust] formed under the laws of [ ] pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of [ ] (the "Cut-off Date") between Nomura Home Equity Loan, Inc. as depositor (the "Depositor") and [ ] as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Issuing Entity and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

         On or about [ ] (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Issuing Entity, the Depositor, the Servicer and [ ], as indenture trustee (the "Indenture Trustee").

         The Issuing Entity's principal offices are located in [ ].

THE OWNER TRUSTEE

         [ ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [ ] is a [ ] banking corporation and its principal offices are located at [ ]. The compensation of the Owner Trustee will be paid by [ ].

         [Description of the extent of Owner Trustee's prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

THE RESIDUAL CERTIFICATE

         The equity interest in the Issuing Entity will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual
Certificateholder," and together with the Noteholders (as defined in this prospectus supplement), the "Securityholders") will be entitled to receive [to be described as applicable].

                            DESCRIPTION OF THE NOTES

GENERAL

         The Issuing Entity will issue the Class [ ] Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuing Entity and the Indenture Trustee. The Issuing Entity will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to in this prospectus supplement as the "Securities." Only the Notes are offered by this prospectus supplement. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The "Trust Estate" will consist primarily of [describe as applicable].

         The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" in this prospectus supplement.

         Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

         o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

         Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement). See "-- The Indenture Trustee" in this prospectus supplement.

[PRE-FUNDING ACCOUNT

         On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ]. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Issuing Entity in accordance with the [Sale and Servicing Agreement]. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

         Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

         GENERAL. The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

         Each Class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC. Nomura Home Equity Loan, Inc. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "--Definitive Notes" and in the prospectus under "Description of the Securities --Book-Entry Registration and Definitive Securities--Definitive Securities."

         Unless and until Definitive Notes are issued, it is anticipated that:

         o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

         o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

         o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         None of the Depositor, [ ] ("[ ]'), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities--Book-Entry Registration and Definitive Securities" in the prospectus".

         DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities--Book-Entry Registration and Definitive Securities --Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

PAYMENTS

         Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as [to be provided as applicable.]

         o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

         PAYMENTS OF INTEREST. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in [ ]. [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Issuing Entity when it is first entitled to do so, as described under "--Optional Redemption" in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]] See "--Optional Redemption" in this prospectus supplement. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         o The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         Payments of interest on the Notes will be made from [to be provided as applicable].

         PAYMENTS OF PRINCIPAL. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

         o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

PAYMENT PRIORITIES

         On each Distribution Date, the Available Funds will be applied in the following order of priority: [to be provided as applicable.]

OVERCOLLATERALIZATION

         On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[ ]. The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections. To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

         o The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

MATURITY DATE

         The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [ ] (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

REPORTS TO NOTEHOLDERS

         On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

         o the amount of principal distributed on that date to Noteholders;

         o the amount of interest distributed on that date to Noteholders;

         o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

         o the Class Principal Amount of the Notes after distributions on that date;

         o the amount of the Servicing Fees paid with respect to that date;

         o        the Total Loan Balance as of the related Distribution Date;

         o the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

         o        any amount distributed to the holder of the Residual
                  Certificate; and

         o other information to the extent provided in the Sale and Servicing Agreement.

OPTIONAL REDEMPTION

         On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, [ ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Issuing Entity for the Termination Price. If [ ] does not exercise that option, [ ] will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Issuing Entity will be terminated (this event, an "Optional Redemption").

         If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" in this prospectus supplement.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

         Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

         Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [ ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture. These remedies include [to be provided as applicable]. See "Description of the Agreements--Material Terms of the Indenture" in the prospectus.

THE INDENTURE TRUSTEE

         [ ], a [ ], will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee]. The Indenture Trustee's "Corporate Trust Office" is located at [ ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

         The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to Nomura Asset Acceptance Corporation, Alternative Loan Trust Series ____-__, its creditors and its property.

         The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

                              [THE INSURANCE POLICY

         The following information has been provided by [ ] (the "Insurer") for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

THE INSURER

         [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

         [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

         [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

         [To be provided as applicable.]

THE INSURANCE POLICY

         [To be provided as applicable.]]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of approximately [ ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages"). All of the Mortgage Loans will be [description of Mortgage Loans.]

         Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

         o        [to be provided as applicable].

         For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator -- Underwriting Criteria" in this prospectus supplement.

         The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements -- Servicing" in this prospectus supplement. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pools -- Underwriting Standards".

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

PAYMENTS ON THE MORTGAGE LOANS

         [To be provided as applicable.]

CHARACTERISTICS OF THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

         Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

         Approximately [ ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

         The Mortgage Loan Rates of the Mortgage Loans range from approximately [ ]% annually to [ ]% annually. The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [ ]% annually. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

         The Principal Balances of the Mortgage Loans range from approximately $[ ] to $[ ]. The Mortgage Loans have an average Principal Balance of approximately $[ ].

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

         No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
          ORIGINATOR              MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
------------------------------    --------------   ---------------  ----------------  --------------    -------------
[________] ..................
[________] ..................
     Total ..................


               SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
          SERVICER                MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
------------------------------    --------------   ---------------  ----------------  --------------    -------------
[________] ..................
[________] ..................
     Total ..................


                         CUT-OFF DATE PRINCIPAL BALANCES

   RANGE OF PRINCIPAL BALANCES ($)             NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
                                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

         The average Cut-off Date Principal Balance is approximately $[ ].


                              LOAN-TO-VALUE RATIOS

   RANGE OF ORIGINAL                           NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
   LOAN-TO-VALUE RATIOS (%)                 MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
                                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

         The weighted average original Loan-to-Value Ratio is approximately [
]%.

                                 MORTGAGE RATES

   RANGE OF MORTGAGE                           NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
   RATES (%)                                MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
                                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

------------
* Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans. The weighted average Mortgage Rate is approximately [ ]% per annum.


                                   LOAN TYPES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
   LOAN TYPE                                MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
                                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

                           ORIGINAL TERMS TO MATURITY

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  RANGE OF MATURITIES (MONTHS)                                                                PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

         The weighted average original term to maturity is approximately [ ] months.

                           REMAINING TERMS TO MATURITY

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
   REMAINING TERM TO                        MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
   MATURITY (MONTHS)                                                                          PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

         The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately [ ] months.

                             GEOGRAPHIC DISTRIBUTION

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  STATE                                                                                       PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

                                 PROPERTY TYPES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
   PROPERTY TYPE                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

                                  LOAN PURPOSES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
   LOAN PURPOSE                             MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
                                                                                              PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

                                OCCUPANCY STATUS

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  OCCUPANCY STATUS                                                                            PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================


                               DOCUMENTATION TYPES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  DOCUMENTATION TYPE                                                                          PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================


                                  CREDIT GRADES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  CREDIT GRADE                                                                                PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================

                              PREPAYMENT PENALTIES

                                               NUMBER OF               TOTAL PRINCIPAL      PERCENTAGE OF MORTGAGE
                                            MORTGAGE LOANS                BALANCE               LOANS BY TOTAL
  PREPAYMENT PENALTY                                                                          PRINCIPAL BALANCE
----------------------------------          --------------        -----------------------   -----------------------
                                                                      $                                         %
                                            --------------        -----------------------   -----------------------
        Total.....................                                    $                                   100.00%
                                            ==============        =======================   =======================


[SUBSEQUENT MORTGAGE LOANS

         The obligation of the Issuing Entity to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

         The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                 THE ORIGINATOR

GENERAL

[NAME OF ORIGINATOR]

         [Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the notes offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of [Name of Originator]' total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005       [      ] 2006
                         ------------------  -------------------  ------------------   --------------------
                                  TOTAL                 TOTAL              TOTAL                  TOTAL
                                  PORTFOLIO             PORTFOLIO          PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    OF LOANS  NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------   ------    --------  ------   ---------    ------    ---------
Residential Mortgage
Loans................


         Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

         [Description of the Originator's Underwriting Standards]

UNDERWRITING CRITERIA

         The information contained in this prospectus supplement regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly. As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

         [Describe Originator's underwriting guidelines.]

                                  THE SERVICER

         The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

GENERAL

         The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

         [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

         [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005       [      ] 2006
                         ------------------  -------------------  ------------------   --------------------
                                  TOTAL                 TOTAL              TOTAL                  TOTAL
                                  PORTFOLIO             PORTFOLIO          PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    OF LOANS  NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------   ------    --------  ------   ---------    ------    ---------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         [ ] (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

         [Description of the servicer.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, [ ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Issuing Entity. The Issuing Entity will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Issuing Entity will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

         [In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

         o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

         o any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

         o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

         o        any intervening assignments of the Mortgage.]

         Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of [ ] or subsequent purchasers. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office. The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Issuing Entity to ascertain that all required documents have been executed and received.

         Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from [ ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [ ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [ ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

         [ ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [ ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Issuing Entity for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

         No assurance can be given that, at any particular time, [ ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or
(iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

TRUST FEES AND EXPENSES

         The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under "--Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [ ].

VOTING RIGHTS

         Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

GENERAL SERVICING PROVISIONS

         The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

         [Describe servicing provisions as applicable.]

NO DELINQUENCY ADVANCES

         In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

SERVICING ADVANCES

         The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

INSURANCE COVERAGE

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan. The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

SUBSERVICING

         The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

         The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [ ], unless the Servicer delivers to [ ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

         If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer. [Events of default include:

         o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

         o failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

         o failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

         o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

         o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

         o failure by the Servicer to maintain a minimum net worth of $25,000,000;

         o        insolvency of the Servicer; and

         o        other events specified in the Sale and Servicing Agreement.]

         [If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
ACCOUNT

         The Servicer is required to deposit in a segregated account (the "Collection Account") within [ ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [ ]. Any net losses on these investments will be paid by [ ].

         The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

         On the [ ] day of each month, or if the [ ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes--Payment Priorities" in this prospectus supplement. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [ ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than [ ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. See "Description of the Notes--Rights of Noteholders Upon Occurrence of Event of Default" in this prospectus supplement.

                              PERMITTED INVESTMENTS

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
(i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

                           TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                 ITEM                 FEE            PAID FROM
       --------------------------   -------   ----------------------------------
       Master Servicing Fee(1)(2)    ___bp    Mortgage Loan Interest Collections
       Indenture Trustee Fee         ___bp    Master Servicing Fee
       Servicer Fee                  ___bp    Master Servicing Fee

       (1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
       (2) Master Servicer pays indenture trustee and servicer fees out of its fee.
       (3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.


                              YIELD CONSIDERATIONS

GENERAL

         The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law. In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Approximately [ ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans. A prepayment premium may be waived by the Servicer under some circumstances. The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

         In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

         In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

         The Depositor and [ ] make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes. Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Mortgage Pool" in this prospectus supplement. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

         The yields to investors in the Notes may be affected by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Redemption" in this prospectus supplement, or the failure of [ ] to exercise that right.

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [ ] day (or later) of the month following the Accrual Period.

OVERCOLLATERALIZATION

         [Describe as applicable.]

MATURITY DATE

         The Maturity Date of the Notes is as set forth under "Description of the Notes--Maturity Date" in this prospectus supplement. The Maturity Date of the Notes was determined by [to be provided as applicable]. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

WEIGHTED AVERAGE LIFE

         The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [ ] or the Depositor) and [to be provided as applicable].

         Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable]. [ ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [ ] model.

         [The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

         o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

         o each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

         o principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

         o prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

         o        there are no defaults or delinquencies on the Mortgage Loans;

         o Distribution Dates occur on the [ ] day of each month, starting in [ ];

         o        there are no re-purchases or substitutions of the Mortgage
                  Loans;

         o        the Notes are issued on [ ]; and

         o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

   HOME LOAN        PRINCIPAL        HOME LOAN          NET HOME LOAN        REMAINING TERM TO
    NUMBER           BALANCE       INTEREST RATE         INTEREST RATE      MATURITY (IN MONTHS)


         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

         The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

                               THE MASTER SERVICER

         [Name of Master Servicer] ("[Name of Master Servicer]") will act as Securities Administrator and Master Servicer under the Servicing Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer's business]. The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]'s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

         [Name of Master Servicer] acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Indenture Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of [Name of Master Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005       [      ] 2006
                         ------------------  -------------------  ------------------   --------------------
                                  TOTAL                 TOTAL              TOTAL                  TOTAL
                                  PORTFOLIO             PORTFOLIO          PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    OF LOANS  NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------   ------    --------  ------   ---------    ------    ---------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Master Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         The Master Servicer shall not be under any liability to the Issuing Entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Notes or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer's certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Indenture and related Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                               THE ISSUING ENTITY

         [__________], a Delaware statutory trust, formed pursuant to the [Trust Agreement]. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware. After its formation, [_________] will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the notes and the certificates, (iii) making payments on the notes and the certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the [Trust Agreement]. These restrictions cannot be amended without the consent of holder of notes evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the [Trust Agreement], please see ["Description of the Agreements - Amendment" in the base prospectus.

         The assets of [__________] will consist of the Mortgage Loans and certain related assets.

         [_________]'s fiscal year end is [December 31.]]

              PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF THE NOTES
                 OUTSTANDING AT THE FOLLOWING [PREPAYMENT RATES]

                                                                           Class [__]
                                               ----------------------------------------------------------------
Distribution Date                               [__]%         [__]%         [__]%          [__]%          [__]%
-----------------                              ------        ------        ------         ------         ------


Weighted Average Life in Years (1)
Weighted Average Life in Years (1)(2)

-------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date,
(b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, Thacher Proffitt & Wood, LLP will deliver an opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments and the Issuing Entity will not be characterized as an association or publicly traded partnership within the meaning of Code Section 7704, taxable as a corporation or as a taxable mrotgage pool within the meaning of Code
Section 7701(i).

                    STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS

The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

                                 USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from [ ] in a privately negotiated transaction.

                                  UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, [ ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[ ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [ ] and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [ ] in the ordinary course of business.

                                     EXPERTS

[To be provided as applicable].

                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years].

                                     RATINGS

It is a condition to the issuance of the Notes that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the "Rating Agencies."

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. SEE "SERVICING OF MORTGAGE LOANS -- EVIDENCE AS TO COMPLIANCE" IN THE PROSPECTUS.

                            GLOSSARY OF DEFINED TERMS

[To be provided.]

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered Nomura Home Equity Loan, Inc. [ ] Asset Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

o........borrowing through Clearstream Luxembourg or Euroclear for one day
(until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

o........borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o........staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,
(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                           $[__________] (APPROXIMATE)

                          NOMURA HOME EQUITY LOAN, INC.

                            [_______] TRUST [_______]

                               ASSET BACKED NOTES

                               [_______] SERVICER

                              PROSPECTUS SUPPLEMENT





                      NOMURA SECURITIES INTERNATIONAL, INC.

--------------------------------------------------------------------------------
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

               The date of this prospectus is February [__], 2006

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NOMURA HOME EQUITY LOAN, INC.
                                    Depositor

The Trust Funds:

         Each trust fund will be established to hold assets transferred to it by Nomura Home Equity Loan, Inc. The assets in each trust fund will generally consist of one or more of the following:

         o loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

         o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

         o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

         o closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

         o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

         o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans),

         o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

         o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

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PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.
--------------------------------------------------------------------------------



THE SECURITIES:

         Nomura Home Equity Loan, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this prospectus is February [__], 2006.

                                TABLE OF CONTENTS


Risk Factors..............................................................
Description of the Trust Funds............................................
Cash Flow Agreements......................................................
Use of Proceeds...........................................................
Yield and Prepayment Considerations.......................................
Static Pool Information...................................................
[The Sponsor].............................................................
The Depositor.............................................................
Description of the Securities.............................................
Description of the Agreements.............................................
Description of Credit Support.............................................
Derivatives Related To The Securities.....................................
Certain Legal Aspects of the Loans........................................
Federal Income Tax Consequences...........................................
ERISA Considerations......................................................
Legal Investment..........................................................
Method of Distribution....................................................
Additional Information....................................................
Incorporation of Certain Documents by Reference...........................
Legal Matters.............................................................
Financial Information.....................................................
Rating....................................................................
Reports To Securityholders................................................
Index of Defined Terms....................................................


IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

         o The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                             -----------------------


If you require additional information, the mailing address of our principal executive offices is Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281 and the telephone number is 212-667-9300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund-Incorporation of Certain Documents by Reference" beginning on page 36.

                                  RISK FACTORS

         You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.


LIMITED LIQUIDITY....................................No market for the securities of any series will exist before those securities are issued. We
                                                     cannot assure you that a secondary market will
                                                     develop. Even if a secondary market develops, we
                                                     cannot assure you that it will provide you with
                                                     liquidity of investment or that it will continue
                                                     for the life of the securities of that series.

LIMITED SOURCE OF PAYMENTS -
NO RECOURSE TO SELLERS, DEPOSITOR
OR SERVICER..........................................The applicable prospectus supplement may provide that securities will be payable from trust funds
                                                     other than their associated trust fund, but if it
                                                     does not, they will be payable solely from their
                                                     associated trust fund. If the trust fund does not
                                                     have enough assets to distribute the full amount
                                                     due to you as a securityholder, your yield will be
                                                     impaired, and the return of your principal may be
                                                     impaired, without you having recourse to anyone
                                                     else. Furthermore, at the times specified in the
                                                     applicable prospectus supplement, certain assets
                                                     of the trust fund and/or any balance remaining in
                                                     the security account immediately after making all
                                                     payments due on the securities of that series, may
                                                     be released and paid out to other persons, such as
                                                     the depositor, a servicer, a credit enhancement
                                                     provider, or any other person entitled to payments
                                                     from the trust fund. Those assets will no longer
                                                     be available to make payments to you. Those
                                                     payments are generally made only after other
                                                     specified payments that may be described in the
                                                     applicable prospectus supplement have been made.

                                                     You will not have any recourse against the
                                                     depositor, any seller or any servicer if you do
                                                     not receive a required distribution on the
                                                     securities. You will also not have recourse
                                                     against the assets of the trust fund of any other
                                                     series of securities.

                                                     The securities will not represent an interest in
                                                     the depositor, any servicer, any seller to the
                                                     depositor, or anyone else except the trust fund.
                                                     The only obligation of the depositor to a trust
                                                     fund will come from certain representations and
                                                     warranties made by it about assets transferred to
                                                     the trust fund. If these representations and
                                                     warranties are untrue, the depositor may be
                                                     required to repurchase some of the transferred
                                                     assets. Nomura Home Equity Loan, Inc., which is
                                                     the depositor, does not have significant assets
                                                     and is unlikely to have significant assets in the
                                                     future. If the depositor were required to
                                                     repurchase a loan because of a breach of a
                                                     representation, its only sources of funds for the
                                                     repurchase would be:

                                                     o    funds obtained from the enforcement of a
                                                          corresponding obligation of a seller or
                                                          originator of the loan or

                                                     o    funds from a reserve account or similar
                                                          credit enhancement established to pay for
                                                          loan repurchases.

                                                     The only obligations of the servicer to a trust
                                                     fund (other than its servicing obligations) will
                                                     come from certain representations and warranties
                                                     made by it in connection with its loan servicing
                                                     activities. If these representations and
                                                     warranties turn out to be untrue, the servicer may
                                                     be required to repurchase or substitute for some
                                                     of the loans. However, the servicer may not have
                                                     the financial ability to make the required
                                                     repurchase or substitution.

                                                     The only obligations to a trust fund of a seller
                                                     of loans to the depositor will come from certain
                                                     representations and warranties made by it in
                                                     connection with its sale of the loans and certain
                                                     document delivery requirements. If these
                                                     representations and warranties turn out to be
                                                     untrue, or the seller fails to deliver required
                                                     documents, it may be required to repurchase or
                                                     substitute for some of the loans. However, the
                                                     seller may not have the financial ability to make
                                                     the required repurchase or substitution.

                                                     As described in this prospectus, a servicer may be
                                                     obligated to enforce the sellers' obligations.
                                                     However, the servicer will not be obligated to
                                                     purchase or replace any loan if a seller defaults
                                                     on its obligation or for any other reason.

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES......................................Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may
                                                     benefit only some classes of a series of
                                                     securities, and the amount of any credit
                                                     enhancement will be limited as described in the
                                                     applicable prospectus supplement. Furthermore, the
                                                     amount of a particular form of credit enhancement
                                                     may decline over time pursuant to a schedule or
                                                     formula or otherwise, and could be depleted from
                                                     payments or for other reasons before the
                                                     securities covered by the credit enhancement are
                                                     paid in full. In addition, the credit enhancement
                                                     applicable to a series of securities may not cover
                                                     all potential sources of loss. For example, credit
                                                     enhancement may or may not cover fraud or
                                                     negligence by a loan originator or other parties.
                                                     Also, the trustee may be permitted to reduce,
                                                     substitute for or even eliminate all or a portion
                                                     of a credit enhancement as long as the trustee's
                                                     actions would not cause the rating agencies that
                                                     have rated the securities at the request of the
                                                     depositor to change adversely their ratings of the
                                                     securities. Consequently, securityholders may
                                                     suffer losses even though a credit enhancement
                                                     exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS

     YOUR YIELD WILL BE AFFECTED
     BY PREPAYMENTS AND BY THE
     ALLOCATION OF DISTRIBUTIONS
     TO THE SECURITIES...............................The timing of principal payments on the securities of a series will be affected by a number of
                                                     factors, including:

                                                     o    the extent of prepayments on the loans in the
                                                          related trust fund,

                                                     o    how payments of principal are allocated among
                                                          the classes of securities of a series as
                                                          specified in the related prospectus
                                                          supplement,

                                                     o    whether the party entitled to any right of
                                                          optional termination of the trust fund
                                                          exercises that right, and

                                                     o    the rate and timing of payment defaults and
                                                          losses on the trust fund assets.

                                                     Prepayments include prepayments resulting from
                                                     refinancing or liquidation of a loan due to
                                                     defaults, casualties and condemnations, as well as
                                                     repurchases by the depositor or a seller due to a
                                                     breach of representations and warranties.
                                                     Prepayments may be affected by a variety of
                                                     factors, including:

                                                     o    general economic conditions,

                                                     o    interest rates,

                                                     o    the availability of alternative financing and

                                                     o    homeowner mobility.

                                                     The rate and timing of prepayment of the loans
                                                     will affect the yields to maturity and weighted
                                                     average lives of the securities. Any reinvestment
                                                     risks from faster or slower prepayments of loans
                                                     will be borne entirely by the holders of one or
                                                     more classes of the related series of securities.

     YOUR YIELD WILL BE AFFECTED
BY DELAYED INTEREST PAYMENTS.........................Interest payable on the securities of a series on each distribution date will include all interest
                                                     accrued during the period specified in the related
                                                     prospectus supplement. If interest accrues on your
                                                     securities over a period ending two or more days
                                                     prior to the related distribution date, your
                                                     effective yield will be lower than the yield that
                                                     you would obtain if interest on your securities
                                                     were to accrue through the day immediately
                                                     preceding each distribution date. In addition,
                                                     your effective yield (at par) will be less than
                                                     the indicated coupon rate.





                                                     The securities will be directly or indirectly
                                                     backed by certain types of loans. Certain types of
                                                     loans included in the trust fund may have a
                                                     greater likelihood of delinquency and foreclosure,
                                                     and a greater likelihood of loss in the event of
                                                     delinquency and foreclosure. You should be aware
                                                     that if the properties fail to provide adequate
                                                     security for the loans included in the trust fund,
                                                     any resulting losses, to the extent not covered by
                                                     credit enhancement, will be allocated to the
                                                     related securities in the manner described in the
                                                     related prospectus supplement and consequently
                                                     would adversely affect the yield to maturity on
                                                     those securities. The depositor cannot assure you
                                                     that the realizable values of the properties have
                                                     been or will be at the appraised values on the
                                                     dates of origination of the related loans. The
                                                     prospectus supplement for each series of
                                                     securities will describe the loans which are
                                                     included in the trust fund related to your
                                                     security and the risks associated with those loans
                                                     which you should carefully consider in connection
                                                     with the purchase of your security. The following
                                                     describes in general risks associated with certain
                                                     types of loans:

BALLOON LOANS........................................Some of the loans held in the trust fund may not be fully amortizing over their terms to maturity.
                                                     These loans will require substantial principal
                                                     payments ("BALLOON PAYMENTS") at their stated
                                                     maturities. A loan with balloon payments involves
                                                     a greater degree of risk than a fully amortizing
                                                     loan because, typically, a borrower must be able
                                                     to refinance its loan or sell the property to make
                                                     the balloon payment at maturity. The ability of a
                                                     borrower to do this will depend on such factors as
                                                     mortgage rates at the time of sale or refinancing,
                                                     the borrower's equity in the property, the
                                                     relative strength of the local housing market, the
                                                     financial condition of the borrower, and tax laws.
                                                     Losses on these loans that are not otherwise
                                                     covered by a credit enhancement will be borne by
                                                     the holders of one or more classes of securities
                                                     of the related series.

MULTIFAMILY LOANS....................................Multifamily lending may expose the lender to a greater risk of loss than single family
                                                     residential lending. Owners of multifamily
                                                     residential properties rely on monthly rent
                                                     payments from tenants to:

                                                     o    pay for maintenance and other operating
                                                          expenses of those properties,

                                                     o    fund capital improvements, and

                                                     o    service any loan or other debt that may be
                                                          secured by those properties.

                                                     Various factors, many of which are beyond the
                                                     control of the owner or operator of a multifamily
                                                     property, may affect the economic viability of
                                                     that property.

                                                     Changes in payment patterns by tenants may result
                                                     from a variety of social, legal and economic
                                                     factors. Economic factors include the rate of
                                                     inflation, unemployment levels and relative rates
                                                     offered for various types of housing. Shifts in
                                                     economic factors may trigger changes in payment
                                                     patterns including increased risks of defaults by
                                                     tenants and higher vacancy rates. Adverse economic
                                                     conditions, either local or national, may limit
                                                     the amount of rent that can be charged and may
                                                     result in a reduction in timely lease payments or
                                                     a reduction in occupancy levels. Occupancy and
                                                     rent levels may also be affected by construction
                                                     of additional housing units, competition and local
                                                     politics, including rent stabilization or rent
                                                     control laws and policies. In addition, the level
                                                     of mortgage interest rates may encourage tenants
                                                     to purchase single family housing. We cannot
                                                     determine and have no basis to predict whether, or
                                                     to what extent, economic, legal or social factors
                                                     will affect future rental or payment patterns.

                                                     The location and construction quality of a
                                                     particular property may affect the occupancy level
                                                     as well as the rents that may be charged for
                                                     individual units. The characteristics of a
                                                     neighborhood may change over time or in relation
                                                     to newer developments. The effects of poor
                                                     construction quality will increase over time in
                                                     the form of increased maintenance and capital
                                                     improvements. Even good construction will
                                                     deteriorate over time if adequate maintenance is
                                                     not performed in a timely fashion.

JUNIOR LIENS.........................................The mortgages and deeds of trust securing the closed end second-lien loans will be, the home
                                                     equity line of credit loans and home improvement
                                                     contracts will primarily be, and other loans may
                                                     be junior liens subordinate to the rights of the
                                                     related senior mortgage(s) or deed(s) of trust.
                                                     Accordingly, the proceeds from any liquidation,
                                                     insurance policy or condemnation proceeding will
                                                     be available to satisfy the outstanding balance of
                                                     the junior lien only to the extent that the claims
                                                     of the related senior mortgagees have been
                                                     satisfied in full, including any related
                                                     foreclosure costs. In addition, if a junior
                                                     mortgagee forecloses on the property securing a
                                                     junior mortgage, the junior mortgagee will have to
                                                     foreclose subject to any senior mortgage and must
                                                     take one of the following steps to protect its
                                                     interest in the property:

                                                     o    pay the senior mortgage in full at or prior
                                                          to the foreclosure sale, or

                                                     o    assume the payments on the senior mortgage if
                                                          the mortgagor is in default under that
                                                          mortgage.

                                                     Unless the servicer is obligated under the
                                                     applicable agreement to advance such funds, the
                                                     trust fund may effectively be prevented from
                                                     foreclosing on the related property because it
                                                     will not have sufficient funds to satisfy any
                                                     senior mortgages or make payments due to any
                                                     senior mortgagees.

                                                     Some states have imposed legal limits on the
                                                     remedies of a secured lender in the event that the
                                                     proceeds of any sale under a deed of trust or
                                                     other foreclosure proceedings are insufficient to
                                                     pay amounts owed to that secured lender. In some
                                                     states, including California, if a lender
                                                     simultaneously originates a loan secured by a
                                                     senior lien on a particular property and a loan
                                                     secured by a junior lien on the same property,
                                                     that lender as the holder of the junior lien may
                                                     be precluded from obtaining a deficiency judgment
                                                     with respect to the excess of:

                                                     o    the aggregate amount owed under both the
                                                          senior and junior loans, over

                                                     o    the proceeds of any sale under a deed of
                                                          trust or other foreclosure proceedings.

                                                     See "Certain Legal Aspects of the
                                                     Loans-Anti-Deficiency Legislation and Other
                                                     Limitations on Lenders."

PARTIALLY UNSECURED LOANS............................The trust fund for any series may include closed-end second-lien loans, home equity line of
                                                     credit loans and home improvement contracts that
                                                     were originated with loan-to-value ratios or
                                                     combined loan-to-value ratios in excess of the
                                                     value of the related property. Under these
                                                     circumstances, the trust fund for the related
                                                     series could be treated as a general unsecured
                                                     creditor as to any unsecured portion of any
                                                     related loan. If a borrower defaults under a loan
                                                     that is unsecured in part, the related trust fund
                                                     generally will have recourse only against the
                                                     borrower's assets for the unsecured portion of the
                                                     loan, along with all other general unsecured
                                                     creditors of the borrower. In a bankruptcy or
                                                     insolvency proceeding relating to a borrower on a
                                                     partially unsecured loan, the borrower's unsecured
                                                     obligation on that loan will be treated as an
                                                     unsecured loan and may be discharged by the
                                                     bankruptcy court. Losses on any partially
                                                     unsecured loans that are not otherwise covered by
                                                     a credit enhancement will be borne by the holders
                                                     of one or more classes of securities of the
                                                     related series.

HOME EQUITY LINES OF CREDIT..........................Generally, a home equity line of credit has a draw period that lasts for the first ten years (during
                                                     which no principal or minimal amount of principal
                                                     is due) and, unless otherwise specified in the
                                                     related prospectus supplement, a repayment term
                                                     following the draw period of zero, ten, fifteen or
                                                     twenty years. As a result, there may be limited
                                                     collections available to make payments to related
                                                     securityholders or payments of principal may be
                                                     received more slowly than anticipated, which will
                                                     affect the yield on one or more classes of
                                                     securities of the related series.

                                                     Home equity lines of credit that do not have a
                                                     repayment term following the draw period are
                                                     effectively balloon loans that pose an additional
                                                     risk because a borrower must make a large lump sum
                                                     payment of principal at the end of the draw
                                                     period. If the borrower is unable to pay the lump
                                                     sum or refinance such amount, holders of one or
                                                     more classes of securities of the related series
                                                     may suffer a loss if the related credit
                                                     enhancement is not sufficient to cover such
                                                     shortfall.

DECLINES IN PROPERTY VALUES
MAY RESULT IN LOSSES BORNE BY YOU....................The value of the properties underlying the loans held in the trust fund may decline over time.
                                                     Among factors that could reduce the value of the
                                                     properties are:

                                                     o    an overall decline in the residential real
                                                          estate market in the areas in which the
                                                          properties are located,

                                                     o    a decline in the general condition of the
                                                          properties caused by the borrowers' failure
                                                          to maintain these properties adequately, and

                                                     o    natural disasters, such as earthquakes and
                                                          floods, that are not covered by insurance.

                                                     In the case of loans secured by subordinate liens,
                                                     declining property values could diminish or
                                                     extinguish the value of a junior mortgage before
                                                     reducing the value of a senior mortgage on the
                                                     same property.

                                                     If property values decline, the actual rates of
                                                     delinquencies, foreclosures and losses on all
                                                     underlying loans could be higher than those
                                                     currently experienced in the mortgage lending
                                                     industry in general. If these losses are not
                                                     otherwise covered by a credit enhancement, they
                                                     will be borne by the holders of one or more
                                                     classes of securities of the related series.

DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU........................Even if the properties underlying the loans held in the trust fund provide adequate security for
                                                     the loans, substantial delays could occur before
                                                     defaulted loans are liquidated and their proceeds
                                                     are forwarded to investors. Property foreclosure
                                                     actions are regulated by state statutes and rules
                                                     and are subject to many of the delays and expenses
                                                     of other lawsuits if defenses or counterclaims are
                                                     made, sometimes requiring several years to
                                                     complete. In addition, in some states, if the
                                                     proceeds of the foreclosure are insufficient to
                                                     repay the loan, the borrower is not liable for the
                                                     deficit. If a borrower defaults, these
                                                     restrictions may impede the servicer's ability to
                                                     dispose of the property and obtain sufficient
                                                     proceeds to repay the loan in full. In addition,
                                                     the servicer will be entitled to deduct from
                                                     liquidation proceeds all expenses reasonably
                                                     incurred in attempting to recover on the defaulted
                                                     loan, including payments to senior lienholders,
                                                     legal fees and costs, real estate taxes, and
                                                     property maintenance and preservation expenses.
                                                     If, as a result of such delays and deductions, any
                                                     properties fail to provide adequate security for
                                                     the related loans in the trust fund and
                                                     insufficient funds are available from any
                                                     applicable credit enhancement, you could
                                                     experience a loss on your investments.

DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU.................................Liquidation expenses of defaulted loans generally do not vary directly with the outstanding
                                                     principal balance of the loan at the time of
                                                     default. Therefore, if a servicer takes the same
                                                     steps for a defaulted loan having a small
                                                     remaining principal balance as it does for a
                                                     defaulted loan having a large remaining principal
                                                     balance, the amount realized after expenses is a
                                                     smaller percentage of the outstanding principal
                                                     balance of the small loan than it is for the
                                                     defaulted loan with a large remaining principal
                                                     balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE LOANS
AND YOUR SECURITIES .................................Federal, state and local laws extensively regulate various aspects of brokering, originating,
                                                     servicing and collecting loans secured by
                                                     consumers' dwellings. Among other things, these
                                                     laws may regulate interest rates and other
                                                     charges, require disclosures, impose financial
                                                     privacy requirements, mandate specific business
                                                     practices, and prohibit unfair and deceptive trade
                                                     practices. In addition, licensing requirements may
                                                     be imposed on persons that broker, originate,
                                                     service or collect loans.

                                                     Additional requirements may be imposed under
                                                     federal, state or local laws on so-called "high
                                                     cost mortgage loans", which typically are defined
                                                     as loans secured by consumers' dwellings that have
                                                     interest rates or origination costs in excess of
                                                     prescribed levels. These laws may limit certain
                                                     loan terms, such as prepayment penalties, or the
                                                     ability of a creditor to refinance a loan unless
                                                     it is in the borrower's interest. In addition,
                                                     certain of these laws may allow claims against
                                                     loan brokers or mortgage originators, including
                                                     claims based on fraud or misrepresentations, to be
                                                     asserted against persons acquiring the loans, such
                                                     as the trust fund.

                                                     The federal laws that may apply to loans held in
                                                     the trust include the following:

                                                     o    the federal Truth in Lending Act and its
                                                          regulations, which (among other things)
                                                          require disclosures to the borrowers
                                                          regarding the terms of any applicable loan
                                                          and provide consumers who pledged their
                                                          principal dwelling as collateral in a
                                                          non-purchase money transaction with a right
                                                          of rescission that generally extends for
                                                          three days after proper disclosures are
                                                          given; a loan originator's failure to comply
                                                          with the Truth in Lending Act could subject
                                                          both the originator and the assignee of such
                                                          loan to monetary penalties and could result
                                                          in an obligor's rescinding the loan against
                                                          either the loan originator or the assignee.

                                                     o    the Equal Credit Opportunity Act and its
                                                          regulations, which (among other things)
                                                          prohibit discrimination in the extension of
                                                          credit on the basis of age, race, color, sex,
                                                          religion, marital status, national origin,
                                                          receipt of public assistance or the exercise
                                                          of any right under the Consumer Credit
                                                          Protection Act;

                                                     o    the Fair Credit Reporting Act, which (among
                                                          other things) regulates the use and reporting
                                                          of information related to the borrower's
                                                          credit experience;

                                                     o    Home Equity Loan Consumer Protection Act,
                                                          which (among other things) limits changes
                                                          made to open-end loans secured by the
                                                          consumer's dwelling, and restricts the
                                                          ability to accelerate balances or suspend
                                                          credit privileges on such loans;

                                                     o    the Home Ownership and Equity Protection Act
                                                          of 1994, which (among other things) imposes
                                                          additional disclosure and other requirements
                                                          on creditors with respect to non-purchase
                                                          money mortgage loans secured by the
                                                          consumer's principal dwelling that have
                                                          interest rates or origination costs in excess
                                                          of prescribed levels. These provisions can
                                                          impose specific statutory liabilities upon
                                                          creditors who fail to comply with their
                                                          provisions and may affect the enforceability
                                                          of the related loans. In addition, any
                                                          assignee of the creditor would generally be
                                                          subject to all claims and defenses that the
                                                          consumer could assert against the creditor,
                                                          including the right to rescind the loan;

                                                     o    In addition to the Homeownership and Equity
                                                          Protection Act, a number of legislative
                                                          proposals have been introduced at both the
                                                          federal and state level that are designed to
                                                          discourage predatory lending practices. Some
                                                          states have enacted, and other states or
                                                          local governments may enact, laws that impose
                                                          requirements and restrictions greater than
                                                          those in the Homeownership and Equity
                                                          Protection Act. These laws prohibit inclusion
                                                          of some provisions in applicable loans that
                                                          have interest rates or origination costs in
                                                          excess of prescribed levels, and require that
                                                          borrowers be given certain disclosures prior
                                                          to the consummation of such loans. Purchasers
                                                          or assignees of a loan, including the related
                                                          trust, could be exposed to all claims and
                                                          defenses that the mortgagor could assert
                                                          against the originator of the loan for a
                                                          violation of state law. Claims and defenses
                                                          available to the mortgagor could include
                                                          monetary penalties, rescission and defenses
                                                          to a foreclosure action or an action to
                                                          collect;

                                                     o    the Real Estate Settlement Procedures Act and
                                                          its regulations, which (among other things)
                                                          prohibit the payment of referral fees for
                                                          real estate settlement services (including
                                                          mortgage lending and brokerage services) and
                                                          regulate escrow accounts for taxes and
                                                          insurance and billing inquiries made by
                                                          borrowers; and

                                                     o    Holder in Due Course Rules, which apply to
                                                          home improvement contracts, which are
                                                          comprised of the Preservation of Consumers'
                                                          Claims and Defenses regulations of the
                                                          Federal Trade Commission and other similar
                                                          federal and state statutes and regulations.
                                                          The Holder in Due Course Rules protect the
                                                          homeowner from defective craftsmanship or
                                                          incomplete work by a contractor. These laws
                                                          permit the obligor to withhold payment if the
                                                          work does not meet the quality and durability
                                                          standards agreed to by the homeowner and the
                                                          contractor. The holder in due course rules
                                                          have the effect of subjecting any assignee of
                                                          the seller in a consumer credit transaction
                                                          to all claims and defenses which the obligor
                                                          in the credit sale transaction could assert
                                                          against the seller of the goods.

                                                     The penalties for violating these federal, state
                                                     or local laws vary depending on the applicable law
                                                     and the particular facts of the situation.
                                                     However, private plaintiffs typically may assert
                                                     claims for actual damages and, in some cases, also
                                                     may recover civil money penalties or exercise a
                                                     right to rescind a loan against either the
                                                     originator of the loan or the assignee thereof.
                                                     Violations of certain laws may limit the ability
                                                     to collect all or part of the principal or
                                                     interest on a loan and, in some cases, borrowers
                                                     even may be entitled to a refund of amounts
                                                     previously paid. Federal, state and local
                                                     administrative or law enforcement agencies also
                                                     may be entitled to bring legal actions, including
                                                     actions for civil money penalties or restitution,
                                                     for violations of certain of these laws.

                                                     Depending on the particular alleged misconduct, it
                                                     is possible that claims may be asserted against
                                                     various participants in secondary market
                                                     transactions, including assignees that hold the
                                                     loans, such as the trust fund. Losses on loans
                                                     from the application of these federal, state and
                                                     local laws that are not otherwise covered by a
                                                     credit enhancement will be borne by the holders of
                                                     one or more classes of securities.

VIOLATIONS OF ENVIRONMENTAL LAWS
MAY RESULT IN LOSSES
ON THE LOANS AND YOUR
SECURITIES...........................................Federal, state and local laws and regulations impose a wide range of requirements on activities
                                                     that may affect the environment, health and
                                                     safety. In certain circumstances, these laws and
                                                     regulations impose obligations on owners or
                                                     operators of residential properties such as those
                                                     that secure the loans held in the trust fund.
                                                     Failure to comply with these laws and regulations
                                                     can result in fines and penalties that could be
                                                     assessed against the trust as owner of the related
                                                     property.

                                                     In some states, a lien on the property due to
                                                     contamination has priority over the lien of an
                                                     existing mortgage. Also, a mortgage lender may be
                                                     held liable as an "owner" or "operator" for costs
                                                     associated with the release or threat of release
                                                     of petroleum and/or hazardous substances under
                                                     certain circumstances if the lender has actually
                                                     participated in the management of the property. If
                                                     the trust is considered the owner or operator of a
                                                     property, it will suffer losses as a result of any
                                                     liability imposed for environmental hazards on the
                                                     property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT.............................Any class of securities issued under this prospectus and the accompanying prospectus
                                                     supplement will be rated in one of the four
                                                     highest rating categories of at least one
                                                     nationally recognized rating agency. A rating is
                                                     based on the adequacy of the value of the related
                                                     trust assets and any credit enhancement for that
                                                     class, and, in the case of surety bonds, insurance
                                                     policies, letters of credit or guarantees,
                                                     primarily on the claims paying ability of any
                                                     related surety provider, insurer, letter of credit
                                                     provider or guarantor, and reflects the rating
                                                     agency's assessment of how likely it is that
                                                     holders of the class of securities will receive
                                                     the payments to which they are entitled. A rating
                                                     is not an assessment of how likely it is that
                                                     principal prepayments on the underlying loans will
                                                     be made, the degree to which the rate of
                                                     prepayments might differ from that originally
                                                     anticipated or how likely it is that the
                                                     securities of a series will be redeemed early. A
                                                     rating is not a recommendation to purchase, hold
                                                     or sell securities because it does not address the
                                                     market price or the securities or the suitability
                                                     of the securities for any particular investor.

                                                     A rating does not take into account the
                                                     possibility that prepayment at higher or lower
                                                     rates than an investor anticipates may cause a
                                                     reduction in that investor's yield. A rating does
                                                     not take into account the possibility that an
                                                     investor purchasing a security at a premium might
                                                     lose money on its initial investment under certain
                                                     prepayment scenarios. In addition, if the rating
                                                     relates to a series with a pre-funding account, it
                                                     does not take into account:

                                                     o    the ability of the related trust fund to
                                                          acquire subsequent loans,

                                                     o    any prepayment of the securities resulting
                                                          from the distribution of amounts remaining in
                                                          the pre-funding account after the end of the
                                                          funding period, or

                                                     o    the effect on an investor's yield resulting
                                                          from any such distribution.

                                                     A rating may not remain in effect for any given
                                                     period of time and the rating agency could lower
                                                     or withdraw the rating entirely in the future. For
                                                     example, the rating agency could lower or withdraw
                                                     its rating due to:

                                                     o    a decrease in the adequacy of the value of
                                                          the trust assets or any related credit
                                                          enhancement,

                                                     o    an adverse change in the financial or other
                                                          condition of a credit enhancement provider,
                                                          or

                                                     o    a change in the rating of the credit
                                                          enhancement provider's long term debt.

                                                     The amount, type and nature of credit enhancement
                                                     established for a class of securities will be
                                                     determined based on criteria established by each
                                                     rating agency rating classes of that series. These
                                                     criteria are sometimes based upon an actuarial
                                                     analysis of the behavior of similar loans in a
                                                     larger group. That analysis is often the basis
                                                     upon which each rating agency determines the
                                                     amount of credit enhancement required for a class.
                                                     The historical data supporting any actuarial
                                                     analysis may not accurately reflect future
                                                     experience, and the data derived from a large pool
                                                     of similar loans may not accurately predict the
                                                     delinquency, foreclosure or loss experience of any
                                                     particular pool of loans. Properties may not
                                                     retain their values. If residential real estate
                                                     markets experience an overall decline in property
                                                     values such that the outstanding principal
                                                     balances of the loans in a particular trust fund
                                                     and any secondary financing on the related
                                                     properties become equal to or greater than the
                                                     value of the properties, the rates of
                                                     delinquencies, foreclosures and losses could be
                                                     higher than those now generally experienced in the
                                                     mortgage lending industry. In addition, adverse
                                                     economic conditions may prevent certain mortgagors
                                                     from making timely payments on their loans. If
                                                     that happens, the rates of delinquencies,
                                                     foreclosures and losses in any trust fund may
                                                     increase. If these losses are not covered by a
                                                     credit enhancement, they will be borne, at least
                                                     in part, by the holders of one or more classes of
                                                     securities of the related series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF SECURITIES

     LIMIT ON LIQUIDITY..............................Securities issued in book-entry form may have only limited liquidity in the resale market because
                                                     investors may not want to buy securities for which
                                                     they may not be able to obtain physical
                                                     instruments.

     LIMIT ON ABILITY TO TRANSFER
     OR PLEDGE.......................................Transactions in book-entry securities can be effected only through The Depository Trust
                                                     Company, its participating organizations, its
                                                     indirect participants and certain banks.
                                                     Therefore, your ability to transfer or pledge
                                                     securities issued in book-entry form may be
                                                     limited.

     DELAYS IN DISTRIBUTIONS.........................You may experience some delay in receiving distributions on book-entry securities because the
                                                     trustee will send the distributions to The
                                                     Depository Trust Company for it to credit the
                                                     accounts of its participants. In turn, these
                                                     participants will then credit the distributions to
                                                     your account either directly or indirectly through
                                                     indirect participants.

PRE-FUNDING ACCOUNTS

     PRE-FUNDING ACCOUNTS WILL NOT
     BE USED TO COVER LOSSES ON
     THE LOANS.......................................The prospectus supplement for a series of securities may provide that on the closing date
                                                     for that series, the depositor will deposit cash
                                                     into a pre-funding account. The amount deposited
                                                     into the pre-funding account will never exceed 50%
                                                     of the initial aggregate principal amount of the
                                                     certificates and/or notes of the related series.
                                                     The pre-funding account will only be used to
                                                     purchase additional loans from the depositor
                                                     during the period beginning with the related
                                                     closing date and ending not more than one year
                                                     after the closing date. The depositor will acquire
                                                     these additional loans from the seller or sellers
                                                     specified in the related prospectus supplement.
                                                     The trustee for the related series will maintain
                                                     the pre-funding account. Amounts on deposit in the
                                                     pre-funding account will not be used to cover
                                                     losses on or in respect of the related loans.

UNUSED AMOUNTS ON
DEPOSIT IN ANY PRE-FUNDING ACCOUNT
WILL BE PAID AS PRINCIPAL TO
SECURITYHOLDERS......................................Any amounts remaining in a pre-funding account at the end of the period specified in the applicable
                                                     prospectus supplement will be distributed as a
                                                     prepayment of principal to the related
                                                     securityholders on the first distribution date
                                                     after the end of that period. Any such
                                                     distribution will be made in the amounts and
                                                     according to the priorities specified in the
                                                     related prospectus supplement. The holders of one
                                                     or more classes of the related series of
                                                     securities will bear the entire reinvestment risk
                                                     resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES...........................................The seller and the depositor will treat the transfer of the loans held in the trust fund by
                                                     the seller to the depositor as a sale for
                                                     accounting purposes. The depositor and the trust
                                                     fund will treat the transfer of the loans from the
                                                     depositor to the trust fund as a sale for
                                                     accounting purposes. If these characterizations
                                                     are correct, then if the seller were to become
                                                     bankrupt, the loans would not be part of the
                                                     seller's bankruptcy estate and would not be
                                                     available to the seller's creditors. On the other
                                                     hand, if the seller becomes bankrupt, its
                                                     bankruptcy trustee or one of its creditor's may
                                                     attempt to recharacterize the sale of the loans as
                                                     a borrowing by the seller, secured by a pledge of
                                                     the loans. Presenting this position to a
                                                     bankruptcy court could prevent timely payments on
                                                     the securities and even reduce the payments on the
                                                     securities. Similarly, if the characterizations of
                                                     the transfers as sales are correct, then if the
                                                     depositor were to become bankrupt, the loans would
                                                     not be part of the depositor's bankruptcy estate
                                                     and would not be available to the depositor's
                                                     creditors. On the other hand, if the depositor
                                                     becomes bankrupt, its bankruptcy trustee or one of
                                                     its creditor's may attempt to recharacterize the
                                                     sale of the loans as a borrowing by the depositor,
                                                     secured by a pledge of the loans. Presenting this
                                                     position to a bankruptcy court could prevent
                                                     timely payments on the securities and even reduce
                                                     the payments on the securities.

                                                     If the servicer becomes bankrupt, the bankruptcy
                                                     trustee may have the power to prevent the
                                                     appointment of a successor servicer. The period
                                                     during which cash collections may be commingled
                                                     with the servicer's own funds before each
                                                     distribution date for securities will be specified
                                                     in the applicable prospectus supplement. If the
                                                     servicer becomes bankrupt and cash collections
                                                     have been commingled with the servicer's own funds
                                                     for at least ten days, the trust fund will
                                                     probably not have a perfected interest in those
                                                     collections. In this case the trust might be an
                                                     unsecured creditor of the servicer as to the
                                                     commingled funds and could recover only its share
                                                     as a general creditor, which might be nothing.
                                                     Collections commingled less than ten days but
                                                     still in an account of the servicer might also be
                                                     included in the bankruptcy estate of the servicer
                                                     even though the trust may have a perfected
                                                     security interest in them. Their inclusion in the
                                                     bankruptcy estate of the servicer may result in
                                                     delays in payment and failure to pay amounts due
                                                     on the securities.

                                                     Federal and state statutory provisions affording
                                                     protection or relief to distressed borrowers may
                                                     affect the ability of the secured mortgage lender
                                                     to realize upon its security in other situations
                                                     as well. For example, in a proceeding under the
                                                     federal Bankruptcy Code, a lender may not
                                                     foreclose on a property without the permission of
                                                     the bankruptcy court. Additionally, in certain
                                                     instances a bankruptcy court may allow a borrower
                                                     to reduce the monthly payments, change the rate of
                                                     interest, and alter the loan repayment schedule
                                                     for under-collateralized loans. The effect of
                                                     these types of proceedings can be to cause delays
                                                     in receiving payments on the loans underlying
                                                     securities and even to reduce the aggregate amount
                                                     of payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES.................................Debt securities that are compound interest securities will be, and certain other debt may be,
                                                     securities issued with original issue income
                                                     discount for federal tax purposes. A holder of
                                                     debt securities issued with original issue
                                                     discount is required to include original issue
                                                     discount in ordinary gross income for federal
                                                     income tax purposes as it accrues, before
                                                     receiving the cash attributable to that income.
                                                     Accrued but unpaid interest on the debt securities
                                                     that are compound interest securities generally
                                                     will be treated as original issue discount for
                                                     this purpose.

                                                     See "Federal Income Tax
                                                     Consequences-REMICs-Taxation of Owners of REMIC
                                                     Regular Certificates" and "-Market Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES

     INCLUSION OF TAXABLE INCOME
     IN EXCESS OF CASH RECEIVED......................If you own a certificate that is a residual interest in a real estate mortgage investment
                                                     conduit for federal income tax purposes, you will
                                                     have to report on your income tax return as
                                                     ordinary income your pro rata share of the taxable
                                                     income of that REMIC, regardless of the amount or
                                                     timing of your possible receipt of any cash on the
                                                     certificate. As a result, your offered certificate
                                                     may have phantom income early in the term of the
                                                     REMIC because the taxable income from the
                                                     certificate may exceed the amount of economic
                                                     income, if any, attributable to the certificate.
                                                     Although you will have a corresponding amount of
                                                     tax losses later in the term of the REMIC, the
                                                     present value of the phantom income may
                                                     significantly exceed the present value of the tax
                                                     losses. Therefore, the after-tax yield on any
                                                     REMIC residual certificate may be significantly
                                                     less than that of a corporate bond or other
                                                     instrument having similar cash flow
                                                     characteristics. In fact, some offered
                                                     certificates that are residual interests, may have
                                                     a negative value.

                                                     You have to report your share of the taxable
                                                     income and net loss of the REMIC until all the
                                                     certificates in the related series have a
                                                     principal balance of zero. See "Federal Income Tax
                                                     Consequences - REMICs-Taxation of Holders of REMIC
                                                     Residual Certificates."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE OFFSET...................A portion of the taxable income from a REMIC residual certificate may be treated as "excess
                                                     inclusion income" as defined in the Internal
                                                     Revenue Code of 1986, as amended (the "CODE"). You
                                                     will have to pay tax on the excess inclusions
                                                     regardless of whether you have other credits,
                                                     deductions or losses. In particular, the tax on
                                                     excess inclusion income:

                                                     o    generally will not be reduced by losses from
                                                          other activities,

                                                     o    for a tax-exempt holder, will be treated as
                                                          unrelated business taxable


                                                     o    for a foreign holder, will not qualify for
                                                          any exemption from withholding tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES................................The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are
                                                     residual interests in the REMIC. However,
                                                     individuals will only be able to deduct these
                                                     expenses as miscellaneous itemized deductions,
                                                     which are subject to numerous restrictions and
                                                     limitations under the Code. Therefore, the
                                                     certificates that are residual interests generally
                                                     are not appropriate investments for:

                                                     o    individuals,

                                                     o    estates,

                                                     o    trusts beneficially owned by any individual
                                                          or estate, and

                                                     o    pass-through entities having any individual,
                                                          estate or trust as a shareholder, member or
                                                          partner.

                                                     In addition, the REMIC residual certificates will
                                                     be subject to numerous transfer restrictions.
                                                     These restrictions will reduce your ability to
                                                     liquidate a REMIC residual certificate. For
                                                     example, unless we indicate otherwise in the
                                                     related prospectus supplement, you will not be
                                                     able to transfer a REMIC residual certificate to a
                                                     foreign person under the Code or to an entity
                                                     treated as a partnership under the Code, unless
                                                     all of its beneficial owners are United States
                                                     persons.

                                                     See "Federal Income Tax Consequences -
                                                     REMICs-Taxation of Holders of REMIC Residual
                                                     Certificates."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS..........................................The market value of the assets relating to a series of securities at any time may be less than
                                                     the principal amount of the securities of that
                                                     series then outstanding, plus accrued interest.
                                                     After an event of default and a sale of the assets
                                                     relating to a series of securities, the trustee,
                                                     the servicer, the credit enhancer, if any, and any
                                                     other service provider specified in the related
                                                     prospectus supplement generally will be entitled
                                                     to receive the proceeds of that sale to the extent
                                                     of unpaid fees and other amounts owing to them
                                                     under the related transaction documents before any
                                                     distributions to securityholders. Upon any such
                                                     sale, the proceeds may be insufficient to pay in
                                                     full the principal of and interest on the
                                                     securities of the related series.

DERIVATIVE TRANSACTIONS..............................A trust fund may enter into privately negotiated, over-the-counter hedging transactions with various
                                                     counterparties for the purpose of effectively
                                                     fixing the interest rate it pays on one or more
                                                     borrowings or series of borrowings. These
                                                     transactions may include such instruments as
                                                     interest rate and securities-based swaps, caps,
                                                     collars and floors, and are referred to as
                                                     derivative transactions.

CREDIT RISKS.........................................If a trust fund enters into derivative transactions, it is expected to do so with banks,
                                                     financial institutions and recognized dealers in
                                                     derivative transactions. Entering into a
                                                     derivative transaction directly with a
                                                     counterparty subjects a trust fund to the credit
                                                     risk that the counterparty may default on its
                                                     obligation to the trust fund. By contrast, in
                                                     transactions done through exchange markets, credit
                                                     risk is reduced by the collection of variation
                                                     margin and by the interposition of a clearing
                                                     organization as the guarantor of all transactions.
                                                     Clearing organizations transform the credit risk
                                                     of individual counterparties into the more remote
                                                     risk of the failure of the clearing organization.
                                                     In addition, the financial integrity of
                                                     over-the-counter derivative transactions is
                                                     generally unsupported by other regulatory or
                                                     self-regulatory protections such as margin
                                                     requirements, capital requirements, or financial
                                                     compliance programs. Therefore, the risk of
                                                     default is much greater in an over-the-counter,
                                                     privately negotiated derivative transaction than
                                                     in an exchange-traded transaction. In the case of
                                                     a default, the related trust fund will be limited
                                                     to contractual remedies under the agreements
                                                     governing that derivative transaction. These
                                                     remedies may be limited by bankruptcy, insolvency
                                                     or similar laws.

LEGAL ENFORCEABILITY RISKS...........................Privately negotiated, over-the-counter derivative transactions also may subject a trust fund to the
                                                     following risks:

                                                     o    if the counterparty does not have the legal
                                                          capacity to enter into or perform its
                                                          obligations under the transaction, the
                                                          transaction would be unenforceable,

                                                     o    if a court or regulatory body ruled that
                                                          classes of derivative transactions were
                                                          unlawful or not in compliance with applicable
                                                          laws or regulations, those transactions would
                                                          be invalid and unenforceable, or

                                                     o    if new legislation changed the legal,
                                                          regulatory or tax status of derivative
                                                          transactions, those changes might be
                                                          detrimental to the related trust fund's
                                                          interests.

BASIS RISK...........................................Using derivative transactions successfully depends upon the ability to predict movements of
                                                     securities or interest rate markets. There might
                                                     be an imperfect correlation, or even no
                                                     correlation, between price movements of a
                                                     derivative transaction and price movements of the
                                                     investments or instruments being hedged. If a
                                                     trust fund enters into derivative transactions at
                                                     the wrong time, or if market conditions are not
                                                     predicted accurately, the derivative transaction
                                                     may result in a substantial loss to that trust
                                                     fund and the related securityholders.

                                                     Certain capitalized terms are used in this
                                                     prospectus to assist you in understanding the
                                                     terms of the securities. The capitalized terms
                                                     used in this prospectus are defined on the pages
                                                     indicated under the caption "Index of Defined
                                                     Terms" beginning on page 166.

                         DESCRIPTION OF THE TRUST FUNDS

                                     ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, loans or Agency Securities;

         o a combination of loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities; or

         o reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus.

         The loans will not be guaranteed or insured by Nomura Home Equity Loan, Inc. or any of its affiliates. The loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that loan. As to each series of securities, the loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets, which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o        "Increasing Payment Assets," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o        "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the income, and adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

LOANS

         GENERAL

         The loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans and lot loans. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the related mortgaged property (the "Mortgaged Properties").

         The loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The Mortgaged Properties may also include leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The originator of each loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o        the type of property securing the loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the loans;

         o        the range of maturity dates of the loans;

         o the range of the Loan-to-Value Ratios at origination of the loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the loans;

         o for loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan. The index with respect to an ARM Loan will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement;

         o information regarding the payment characteristics of the loans, including balloon payment and other amortization provisions;

         o the number of loans that are delinquent and the number of days or ranges of the number of days those loans are delinquent; and

         o        the material underwriting standards used for the loans.

         If specific information respecting the loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off
Date) from the characteristics of the loans that are described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The prospectus supplement will specify whether the loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE LOANS

         All of the loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each loan may provide for no accrual of interest or for accrual of interest on the loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         SINGLE FAMILY LOANS

         The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

         MULTIFAMILY LOANS

         Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

         MIXED-USE LOANS

         The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

         CLOSED-END SECOND-LIEN LOANS

         The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         LOT LOANS

         These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon.

         HOME IMPROVEMENT CONTRACTS

         The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o the state or states in which most of the unsecured home improvement loans were originated;

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that such unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o        the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o information regarding the payment characteristics of the contracts; and

         o        the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the loans in the trust fund.


         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         Mortgage Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans. Mortgage Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage Securities. Loans underlying Backed Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

         The issuer of the Mortgage Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage Securities may be an affiliate of the depositor. The obligations of the issuer of Mortgage Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Mortgage Securities on the dates specified in the related prospectus supplement. The Mortgage Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage Securities by the private trustee or the private servicer. The issuer of Mortgage Securities or the private servicer may have the right to repurchase assets underlying the Mortgage Securities after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Mortgage Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

         The prospectus supplement for a series for which the trust fund includes Mortgage Securities will specify:

         o the aggregate approximate principal amount and type of the Mortgage Securities to be included in the trust fund;

         o certain characteristics of the loans that comprise the underlying assets for the Mortgage Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;

         o the maximum original term-to-stated maturity of the Mortgage Securities;

         o the weighted average term-to stated maturity of the Mortgage Securities;

         o        the pass-through or certificate rate of the Mortgage
                  Securities;

         o the weighted average pass-through or certificate rate of the Mortgage Securities;

         o the issuer of Mortgage Securities, the private servicer (if other than the issuer of Mortgage Securities) and the private trustee for the Mortgage Securities;

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage Securities or to the Mortgage Securities themselves;

         o the terms on which the underlying loans for the Mortgage Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage Securities; and

         o the terms on which loans may be substituted for those originally underlying the Mortgage Securities.

         Mortgage Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price--and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase--additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Consideration" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support." Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

                              Cash Flow Agreements

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 Use of Proceeds

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                       Yield and Prepayment Considerations

         The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

         The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.
         A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any Revolving Credit Line Loans. Other factors that might affect the prepayment rate of closed-end second-lien loans, Revolving Credit Line Loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may:

         o make payments as low as the minimum monthly payment for any month,

         o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

         o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

         In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

         The applicable prospectus supplement may indicate that some conventional loans do not have due-on-sale provisions, but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional loans bearing comparable interest rates. If applicable, the servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Agreements-Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments of conventional loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even if the properties underlying the loans held in the trust fund or securing Mortgage Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

         Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

         State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

         If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage Securities, the interest accrued on loans securing such Mortgage Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

         Under specified circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "Description of the Securities-Termination."

         Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                             STATIC POOL INFORMATION

         For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                  [THE SPONSOR]

         The sponsor will be [____________], referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of [________] on [______________]. The Sponsor maintains its principal office at [______]. Its telephone number is [_________].

         Since its inception in [____], the Sponsor has purchased over $[_______] in [residential whole loans.] This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

         The Sponsor has been securitizing residential mortgage loans since _______. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.



                       DECEMBER 31, 2003        DECEMBER 31, 2004       DECEMBER 31, 2005            [ ] 2006
                                   TOTAL                    TOTAL                   TOTAL                   TOTAL
                                 PORTFOLIO                PORTFOLIO               PORTFOLIO               PORTFOLIO
    LOAN TYPE         NUMBER     OF LOANS      NUMBER      OF LOANS     NUMBER     OF LOANS     NUMBER     OF LOANS

------------------  ----------  -----------  ----------  -----------  ---------  ------------  --------- ----------

Alt-A ARM

Alt-A Fixed

Prime ARM

Prime Fixed

Reperforming

Scratch&Dent

Seconds

SubPrime

Seasoned



         With respect to any series of securities, if so specified in the related prospectus supplement, the Sponsor will also act as servicer or master servicer for the mortgage pool. If so, the Sponsor will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the Securities."

         The Sponsor has been servicing residential mortgage loans since _______. The following table describes size, composition and growth of the Sponsor's total residential mortgage loan servicing portfolio as of the dates indicated.



                       DECEMBER 31, 2003        DECEMBER 31, 2004       DECEMBER 31, 2005            [ ] 2006
                                   TOTAL                    TOTAL                   TOTAL                   TOTAL
                                 PORTFOLIO                PORTFOLIO               PORTFOLIO               PORTFOLIO
    LOAN TYPE         NUMBER     OF LOANS      NUMBER      OF LOANS     NUMBER     OF LOANS     NUMBER     OF LOANS
------------------  ----------  -----------  ----------  -----------  ---------  ------------  --------- ----------

Alt-A ARM

Alt-A Fixed

Prime ARM

Prime Fixed

Reperforming

Scratch&Dent

Seconds

SubPrime

Seasoned


         Describe any material changes in the Sponsor's servicing policies and procedures for residential mortgage loans, any failure of the Sponsor to make any required advance as to any securitization and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

                                  THE DEPOSITOR

         Nomura Home Equity Loan, Inc., the depositor, was incorporated in the State of Delaware on April 26, 2005. The depositor was organized for the purpose of acquiring and pooling mortgage loans, offering securities of the type described herein (including the issuance of net-interest margin notes derived from such securities) and other related activities. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor maintains its principal office at Two World Financial Center, Building B, 21st Floor, New York, New York 10281. Its telephone number is (212) 667-9300.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         [The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[____].]

         [After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or securities.]

         [Describe the size, growth and composition of depositor's portfolio of assets that it has securitized, to the extent not covered under the Sponsor description.]

         All of the shares of capital stock of the depositor are held by Nomura Asset Capital Corporation, a Delaware corporation.

         The depositor does not have, nor is it expected in the future to have, any significant ass

                          Description of the Securities

GENERAL

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. In general, the Notes or Certificates, as applicable, of each Series may fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.



CATEGORIES OF CLASSES                                                      DEFINITION
                                                                       PRINCIPAL TYPES

ACCRETION DIRECTED................................... A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets or other assets of the trust fund for the related series.

COMPANION CLASS...................................... A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

COMPONENT SECURITIES................................. A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class.
                                                      Each component of a class of component securities may be
                                                      identified as falling into one or more of the categories in this chart.

NON-ACCELERATED SENIOR OR NAS........................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying
                                                      Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust
                                                      Fund Assets that the NAS class is locked out of will be
                                                      distributed to the other classes of senior securities.

NOTIONAL AMOUNT SECURITIES...........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

PLANNED PRINCIPAL CLASS OR PACS......................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                                      These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories
                                                      (e.g., primary planned principal classes, secondary planned principal classes, etc.) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal classes of a series will be narrower than that for the primary planned principal classes of that series.

SCHEDULED PRINCIPAL CLASS............................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

SEQUENTIAL PAY.......................................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series may be identified as a sequential pay class.

STRIP................................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.

SUPPORT CLASS (ALSO SOMETIMES REFERRED
TO AS "COMPANION CLASSES")...........................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

TARGETED PRINCIPAL CLASS OR TACS.....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                                      Assets.

                                                                       INTEREST TYPES

FIXED RATE...........................................  A class with an interest rate that is fixed throughout the life of the class.

FLOATING RATE........................................  A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

INVERSE FLOATING RATE................................  A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.

VARIABLE RATE........................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                                      applicable to specified assets or instruments (e.g., the Loan
                                                      Rates borne by the underlying loans).

INTEREST ONLY........................................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal
                                                      principal balance represents actual principal that will be paid on the class. It is referred to as nominal because it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

PRINCIPAL ONLY.......................................  A class that does not bear interest and is entitled to receive only distributions of principal.

PARTIAL ACCRUAL......................................  A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a
                                                      specified event has occurred or until the partial accrual class is retired.

Accrual..............................................  A class that accretes all the accrued interest otherwise distributable on the class. The accreted amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.


         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBOR METHOD

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

         Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

         Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

         The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

         The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

         Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all prepayments, together with related payments
                  of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the Collection Account that are
                  due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d) all amounts received for a repurchase of an Asset
                  from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield and Prepayment Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o may be increased in respect of deferred interest on the related loans, to the extent provided in the prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

MANDATORY AUCTION

         The applicable prospectus supplement for a series of Notes may provide for a Dutch auction of such Notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the Notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

                  (2) the total cash flows received and the general sources thereof;

                  (3) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (4) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (5) the amount of that distribution allocable to Prepayment Premiums;

                  (6) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (7) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (8) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (9) the number and total principal balance of loans in respect of which

                  (a) one scheduled payment is delinquent,

                  (b) two scheduled payments are delinquent,

                  (c) three or more scheduled payments are delinquent, and

                  (d) foreclosure proceedings have begun;

                  (10) for any loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that loan and (b) the amount of any loss to securityholders;

                  (11) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (12) for each REO Property relating to a loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a) the book value,

                           (b) the principal balance of the related loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the loan specified in the Agreement),

                           (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (13) for any REO Property sold during the related Due Period

                           (a)      the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the servicer or the master servicer in respect of that REO Property or the related loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related loan;

                  (14) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (15) the total amount of principal prepayments made during the related Due Period;

                  (16) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (17) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (18) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (19) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (20) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (21) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (22) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (23) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (24) the total amount of payments by the borrowers of

                           (a) default interest,

                           (b) late charges and

                           (c) assumption and modification fees collected during
                  the related Due Period.

         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information."

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates). In the event that any series of certificates or notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates or notes will use the word "Callable" in their title.

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the loan plus accrued interest on the loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION

         If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

         o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

         o indirectly through organizations that are participants in these systems.

         Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

         Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

         Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("MORGAN"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-REMICs Foreign Investors in REMIC Certificates" and "-Notes-Taxation of Noteholders" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

         o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

         o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities") or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement. Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

         NOTES

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

         GENERAL

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

         o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

         o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o        an executed financing agreement, and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         For any loans that are closed-end second-lien loans or Revolving Credit Line Loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

         For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-Home Improvement Contracts."

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related loan from the trustee at a price equal to the sum of the unpaid principal balance of the loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

         o in the case of a loan, the existence of title insurance insuring the lien priority of the loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

         o        the payment status of the Asset;

         o in the case of a loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a loan, property acquired in respect of the loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

                  (2)      applicable law and

                  (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Loans--Foreclosure and Repossession."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         LOANS. Generally, each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the loan where the terms of the loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         DUE-ON-SALE CLAUSES

         The loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o adversely affect or jeopardize coverage under any applicable insurance policy or

         o materially increase the risk of default or delinquency on, or materially impair the security for, that loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

         CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1) cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         THE TRUSTEE

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         If an Event of Default shall occur, the trustee shall, at the direction of [__]% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

         To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the distribution account.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the Paying Agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         EVENTS OF DEFAULT

         Events of default under the indenture for each series of Notes will generally include:

         o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

         o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         DISCHARGE OF INDENTURE

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit support may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit support described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit support will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit support or that are not covered by the credit support, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

         In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

         With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

         Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

         o        the loans on the related cut-off date, or

         o        one or more classes of securities.

         If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "Description of the Agreements-Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

         o        paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

         If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

         If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on Revolving Credit Line Loans may be applied to purchase additional Revolving Credit Line Loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the Revolving Credit Line Loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

         The reserve account for a series will be funded by:

         o a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

         o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

         o any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

         Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

         The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

DEPOSIT AGREEMENTS

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

         o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

         o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

         As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                      DERIVATIVES RELATED TO THE SECURITIES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

         o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

         o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

         o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

         The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

         In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

         COOPERATIVES. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

         A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

         DEED OF TRUST. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

         In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

         MORTGAGES. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

         Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

         Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

         COOPERATIVE LOANS. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

         In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

         Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

         CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

         Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

         Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

         In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

         Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

         Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

         Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

         o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15,
                  1982), and

         o originated by lenders other than national banks, federal savings institutions and federal credit unions.

         FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

         The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

         Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

         GENERAL. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "CONTRACTS"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

         In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

         Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

         The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

         If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

         The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

         In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

         o pay all taxes and assessments on the property before they become delinquent,

         o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

         o        provide and maintain fire insurance on the property,

         o maintain and repair the property and not commit or permit any waste of the property, and

         o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

         Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

         Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

         GENERAL. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Loans eligible for FHA insurance under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

         A Title I Loan is originated using one of the following methods:

         o DIRECT LOAN. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

         o DEALER LOAN. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

         Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

         Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

         Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

         To be eligible for a Title I Loan, the borrower must have:

         o at least a one-half interest in fee simple title to the real property, or

         o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

         o a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

         Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

         FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

         The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

         o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

         o the amount of insurance coverage attributable to insured loans that the lender sells.

         A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

         The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

         o a description of the obligation or security interest held by the lender;

         o a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

         o a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

         o a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

         o a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

         If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

         Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

         Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

         o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

         o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

         o        uncollected court costs,

         o        attorney's fees up to $500, and

         o the cost of recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

         o the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

         o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

         o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

         o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

         o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

         The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

         o The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, or Grantor Trust Fund, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

         The following discussion addresses securities of three general types:

         o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

         o Notes representing indebtedness of the Issuing Entity for federal incoe tax purposes

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the servicer or trustee, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

         CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, McKee Nelson LLP or such other counsel to the depositor as specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Tax Counsel will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the servicer nor the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the servicer or trustee, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "TAXATION OF OWNERS OR REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--PREMIUM." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         o        on the basis of a constant yield method,

         o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the second preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See "--POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--SALES OF REMIC CERTIFICATES." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "TAXATION OF REMIC REGULAR CERTIFICATES--GENERAL."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--FOREIGN INVESTORS IN REMIC CERTIFICATES" below.

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--FOREIGN INVESTORS IN REMIC CERTIFICATES" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

         If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

         o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         o The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by disqualified organizations; and

         o information necessary for the application of the tax described herein will be made available.

         o Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

         o providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

         o granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         Sales of REMIC Certificates

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES--BASIS RULES, NET LOSSES AND DISTRIBUTIONS." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNt."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

         Backup Withholding with Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         Upon the issuance of each series of Notes, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the Notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "REMICs--Taxation of Owners of REMIC Regular Certificates" and "REMICs--Sales of REMIC Certificates". Except as otherwise stated in the related prospectus supplement, the Notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in "REMICs--Foreign Investors in REMIC Certificates" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Tax Counsel will deliver an opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         Grantor Trust Fractional Interest Certificates

         In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Tax Counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.
         Grantor Trust Strip Certificates

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--MARKET DISCOUNT" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "CHARACTERISTICS OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" and"--MARKET DISCOUNT" below.

         If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "GRANTOR TRUST REPORTING" below.

         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT," above, aNY discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the servicer and subservicer (if any) and any other customary factual information as the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

         BACKUP WITHHOLDING

         In general, the rules described in "--REMICS--BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" will also apply to Grantor Trust certificates.

         FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular certificates in "REMICS--FOREIGN INVESTORS IN REMIC CERTIFICATES" applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to
Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the issuer's assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

INSURANCE COMPANY GENERAL ACCOUNTS

         The United States Department of Labor ("DOL") has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy.

PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE" 83-1)

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

CLASS EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuer cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL issued to Nomura Securities International Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Nomura Securities International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets and the loan-to-value ratio is 100% or less at the closing date or the issuance of the securities. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. ("Rating Agencies") except that the rating must be in the top two highest rating categories in the loan-to-value ratio is greater than 100%. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than the underwriter. The sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security will be deemed to represent. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have high loan-to-value ratios of 125% or less, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Rating Agencies if both of the following conditions are met:

         o        the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date of the issuance of the securities is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption provides only limited relief to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA, and the excise taxes imposed by Sections 4975 of the Code for transactions in connection with the servicing, management and operation of the trust fund.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

         o First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         o Second, all loans transferred after the closing date (the "Additional Loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

         o Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

         o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

         o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

         o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or
(ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

         o       Eighth, certain disclosure requirements must be met.

         The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it). Each purchaser should ascertain the rating of the security at the time of purchase.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply. In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

REVOLVING POOL FEATURES.

         The Exemption only covers certificates backed by "fixed" pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

         o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

         o the method of determining the price at which the underwriters will sell the securities.

         Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

         If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                             ADDITIONAL INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

         This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities - Reports to Securityholders" and "Description of the Agreements - Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 80K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: [_______________].

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

         The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

                                  LEGAL MATTERS

         The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281 or (ii) any other counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                             INDEX OF DEFINED TERMS


AB Servicing Criteria.........................
Accrued Security Interest.....................
Additional Loans..............................
Adjustable Rate Assets........................
Agency Securities.............................
Agreement.....................................
ARM Loans.....................................
Asset Conservation Act........................
Asset Group...................................
Asset Seller..................................
Assets........................................
Available Distribution Amount.................
Average Interest Rate.........................
Balloon Payment Assets........................
balloon payments..............................
BIF...........................................
Bi-weekly Assets..............................
Book-Entry Certificates.......................
Book-Entry Notes..............................
Book-Entry Securities.........................
Buy Down Assets...............................
Capitalized Interest Account..................
Cash Flow Agreement...........................
CERCLA........................................
Certificates..................................
Charter Act...................................
Code..........................................
Collection Account............................
Commission....................................
Committee Report..............................
Contingent Payment Regulations................
Convertible Assets............................
cooperative loans.............................
cooperatives..................................
Cut-off Date..................................
Definitive Certificates.......................
Definitive Notes..............................
Definitive Securities.........................
Determination Date............................
DOL...........................................
DOL Pre-Funding Period........................
DTC...........................................
Eleventh District.............................
eligible counterparty.........................
eligible swap.................................
eligible yield supplement agreement...........
ERISA.........................................
Exemption.....................................
EYS Agreement.................................
Fair, Isaac...................................
Fannie Mae....................................
FHA...........................................
FHLBSF........................................
Freddie Mac...................................
Freddie Mac Act...............................
Freddie Mac Certificate Group.................
GEM Assets....................................
Ginnie Mae....................................
GPM Assets....................................
Home Equity Loans.............................
Housing Act...................................
HUD...........................................
Increasing Payment Asset......................
Increasing Payment Assets.....................
Insurance Proceeds............................
Interest Rate.................................
Interest Reduction Assets.....................
Land Sale Contracts...........................
Level Payment Assets..........................
Liquidation Proceeds..........................
Loan-to-Value Ratio...........................
Lock-out Date.................................
Lockout Period................................
Morgan........................................
Mortgage Securities...........................
Mortgaged Properties..........................
Mortgages.....................................
National Cost of Funds Index..................
Non-ratings dependent swaps...................
Nonrecoverable Advance........................
Notes.........................................
Offered Certificates..........................
Offered Notes.................................
Offered Securities............................
OTS...........................................
Parties in Interest...........................
Permitted Investments.........................
Plans.........................................
Pre-Funded Amount.............................
Pre-Funding Account...........................
Pre-Funding Limit.............................
Pre-Funding Period............................
Prepayment Premium............................
Property Improvement Loans....................
PTCE..........................................
PTCEs.........................................
Purchase Price................................
QPAM..........................................
qualified plan investor.......................
Rating Agencies...............................
ratings dependent swaps.......................
RCRA..........................................
Record Date...................................
Relief Act....................................
REMIC Securities..............................
REO Property..................................
Retained Interest.............................
Revolving Credit Line Loans...................
SAIF..........................................
Securities....................................
Security......................................
Security Balance..............................
Servicemen's Readjustment Act.................
Servicing Standard............................
Single Family Properties......................
SMMEA.........................................
Special servicer..............................
Step-up Rate Assets...........................
Stripped Agency Securities....................
Subsequent Assets.............................
swap..........................................
swap agreement................................
Tax Counsel...................................
Title I Loans.................................
Title I Program...............................
Title V.......................................
UCC...........................................
VA 30
VA Guaranty Policy............................
Value.........................................
Warranting Party..............................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee..................          $       107.00
          Legal Fees and Expenses...............              150,000.00*
          Accounting Fees and Expenses..........               75,000.00*
          Trustee Fees and Expenses.............               20,000.00*
          Rating Agency Fees....................              200,000.00*
          Miscellaneous.........................               25,000.00*
                                                          --------------
          Total.................................          $   470,107.00
                                                          ==============
-------------
*Based on the offering of a single series of Securities.

Item 15.          Indemnification of Directors and Officers.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16.          Exhibits.

                  1.1      Form of Underwriting Agreement.

                  3.1      Certificate of Incorporation of the Registrant.

                  3.2      By-laws of the Registrant.

                  4.1 Form of Pooling and Servicing Agreement, for a series consisting of Asset-Backed Certificates.

                  4.2 Form of Owner Trust Agreement, for a series consisting of Asset-Backed Notes.

                  4.3 Form of Servicing Agreement, for a series consisting of Asset-Backed Notes.

                  4.4 Form of Indenture, for a series consisting of Asset-Backed Notes.

                  5.1      Opinion of Thacher Proffitt & Wood LLP.

                  8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

                  23.1 Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

                  24.1     Power of Attorney.

Item 17. Undertakings.

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

         PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  If the registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                           (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
                                    (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
                                    (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

                  (1) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (3) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of February, 2006.


                                      NOMURA HOME EQUITY LOAN, INC.


                                      By:  /s/  N. Dante LaRocca
                                           ------------------------------
                                      Name:     N. Dante LaRocca
                                      Title:    Chief Executive Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of N. Dante LaRocca, John P. Graham and Juliet F. Buck or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

      SIGNATURE                         CAPACITY                       DATE
      ---------                         --------                       ----
/s/ David Findlay                                                   February 24, 2006
--------------------     Director
    David Findlay

/s/ Shunichi Ito                                                    February 24, 2006
--------------------     Director
    Shunichi Ito

/s/ John McCarthy                                                   February 28, 2006
--------------------     Director
    John McCarthy

/s/ N. Dante LaRocca                                                February 17, 2006
--------------------     President and Chief Executive Officer
N. Dante LaRocca

/s/ Nathan Gorin                                                    February 28, 2006
--------------------     Controller and Chief Financial Officer
Nathan Gorin

EXHIBIT INDEX
-------------

Exhibit
Number
------

         1.1      Form of Underwriting Agreement.

         3.1      Certificate of Incorporation of the Registrant.

         3.2      By-laws of the Registrant.

         4.1 Form of Pooling and Servicing Agreement, for a series consisting of Asset-Backed Pass-Through Certificates.

         4.2 Form of Owner Trust Agreement, for a series consisting of Asset -Backed Notes.

         4.3 Form of Servicing Agreement, for a series consisting of Asset-Backed Notes.

         4.4      Form of Indenture, for a series consisting of Asset-Backed
                  Notes.

         5.1      Opinion of Thacher Proffitt & Wood LLP.

         8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

         23.1 Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

         24.1     Power of Attorney.